Exhibit 10.1

Execution Version

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made. The marked information has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

PIPE AGREEMENT

This PIPE AGREEMENT (this “PIPE Agreement”) is entered into on June 23, 2023, by and among the subscribers set forth on Schedule B hereto (individually, a “Subscriber” and collectively, the “Subscribers”), Lux Vending, LLC, a Georgia limited liability company (“TargetCo”), and GSR II Meteora Acquisition Corp., a Delaware corporation (the “Issuer”).

WHEREAS, this PIPE Agreement is being entered into in connection with the Transaction Agreement, dated as of August 24, 2022 (as amended through the date hereof, the “Transaction Agreement”), by and among the Issuer, GSR II Meteora Sponsor LLC, BT Assets, Inc., and TargetCo (the transactions contemplated by the Transaction Agreement are referred to collectively as the “Transaction”, and the closing of the Transaction is referred to as the “Transaction Closing”);

WHEREAS, the Issuer has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement, dated June 16, 2023, to solicit proxies for a special meeting of stockholders of the Issuer to approve the Transaction (such proxy statement as of such date, the “Proxy Statement”);

WHEREAS, the Issuer entered into certain Voting and Non-Redemption Agreements prior to May 25, 2023 (the “Extension Non-Redemption Agreements”) pursuant to which certain investors in the shares of the Class A Common Stock of the Issuer agreed to not submit their shares for redemption in connection with a meeting of the stockholders to vote on, among other things, an amendment to the Issuer’s amended and restated certificate of incorporation to extend the date by which the Issuer must consummate its initial business combination;

WHEREAS, in connection with the Transaction, the Issuer has entered into certain Backstop Agreements dated as of May 31, 2023 (“Backstop Agreements”) pursuant to which (i) the Backstop Investors named therein will be issued shares of Class A Common Stock of the Issuer and/or receive cash or stock payments, in each case at the Transaction Closing in exchange for not redeeming shares of Class A Common Stock of the Issuer (the shares so not redeemed, “the “Backstop Investor Shares”) in accordance with the terms thereof and (ii) the amount of cash or stock payments due to the Backstop Investors shall equal the number of Backstop Investor Shares divided by 3.33 and then multiplied by 2.33; and

WHEREAS, in connection with the Transaction, and subject to the limitations set forth in Section 1 hereof, the Issuer is seeking the commitment from each Subscriber to purchase, substantially concurrently with the Transaction Closing, shares of Class A Common Stock (the “PIPE Shares”) and shares of Series A Convertible Preferred Stock (the “Preferred Shares”), in each case in an amount determined in accordance with Section 1(d) hereof, in a private placement for a purchase price of USD 10.00 per share (the “Per Share Subscription Price”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Subscribers and the Issuer acknowledges and agrees as follows:

1. Subscription.

(a) Each Subscriber hereby agrees to instruct the transfer agent to not redeem at or prior to the Redemption Deadline the number of shares of Class A Common Stock of the Issuer as set forth in Schedule B (such shares, the “PIPE Non-Redemption Shares”). For the avoidance of doubt, nothing in this PIPE Agreement shall prohibit any Subscribers from (i) transferring the PIPE Non-Redemption Shares at any time on or after two (2) business days prior to the Redemption Deadline or (ii) redeeming the PIPE Non-Redemption Shares in connection with a redemption set forth in a definitive proxy statement other than the Proxy Statement.

(b) Each Subscriber hereby subscribes for and agrees to purchase from the Issuer the total number of PIPE Shares and Preferred Shares (collectively, the “Subscription Shares”) set forth in Schedule B for such Subscriber, and the Issuer agrees to sell such Subscription Shares, as applicable, to such Subscriber at the Per Share Subscription Price; it being agreed that the allocation of Subscription Shares between PIPE Shares and Preferred Shares (based on the conversion rate into Class A Common Stock at the Closing Date) shall be determined at each Subscriber’s election.

(c) By 5:00 p.m. Eastern Time on the earlier of (i) the third (3rd) business day following the Redemption Deadline and (ii) three (3) business days prior to the anticipated Closing Date, the Issuer agrees to confirm to each Subscriber in writing the exact Trust Value Per Share. For the avoidance of doubt, if the anticipated Closing Date is a Friday then the latest time by which the Issuer shall have had to have satisfied its obligation under this Section 1(c) shall be 5:00 p.m. Eastern Time on the immediately preceding Tuesday.

(d) By 5:00 p.m. Eastern Time on the earlier of (i) the fourth (4th) business day following the Redemption Deadline and (ii) two (2) business days prior to the anticipated Closing Date, and subject to the satisfaction of Section 1(c), each Subscriber agrees to inform the Issuer in writing how many PIPE Shares and how many Preferred Shares it elects to purchase pursuant to this PIPE Agreement. For the avoidance of doubt, if the anticipated Closing Date is a Monday then the latest time by which the Subscriber shall have had to have satisfied its obligation under this Section 1(d) shall be 5:00 p.m. Eastern Time on the immediately preceding Thursday. The PIPE Shares and the Preferred Shares elected to be purchased under this Section 1(d) together shall collectively be the “Subscription Shares”.

2. Closing.

(a) The closing of the issuance and sale of the Subscription Shares contemplated hereby (the “Closing”) shall occur on the date of, and substantially concurrently with, the Transaction Closing (the “Closing Date”). The Issuer agrees to provide written notice to each Subscriber no less than six (6) business days prior to the expected Closing Date that includes a representation that Issuer reasonably expects all conditions to the Transaction Closing to be satisfied or validly waived on the Closing Date and specifies the account(s) into which the payment under Section 2(b)(i) shall be delivered (the “Closing Notice”).

(b) On the Closing Date, and subject to the satisfaction of the conditions set forth in this Section 2 and in Section 3 below, any one or more of which may be waived in writing by the relevant party(ies):

(i) each Subscriber shall deliver (A) its allocation of the Upfront Amount as set forth in Schedule B less (B) its allocation of the First Option Premium (as defined below) as set forth in Schedule B less (C) (x) the Trust Value Per Share multiplied by (y) its number of PIPE Non-Redemption Shares as set forth in Schedule B, by wire transfer of United States dollars (“USD”) (for each Subscriber, the “Initial Payment”) in immediately available funds to the account(s) specified by the Issuer in the Closing Notice (as defined below); provided that if the Initial Payment for a Subscriber would be negative, then the Initial Payment shall be deemed to be USD 0 and the Issuer shall transfer to each Subscriber (I) such Subscriber’s allocation of the First Option Premium plus (II) (x) the Trust Value Per Share multiplied by (y) such Subscriber’s number of PIPE Non-Redemption Shares as set forth in Schedule B less (III) such Subscriber’s allocation of the Upfront Amount by wire transfer of USD in immediately available funds to the account(s) specified by the Subscribers in Annex A; and

(ii) the Issuer shall (A) issue the Subscription Shares to each Subscriber against payment of its allocation of the Subscription Amount and cause the Subscription Shares to be registered in book entry form in the name of such Subscriber on the Issuer’s share register (which book entry records shall contain an appropriate legend concerning transfer restrictions of the Subscription Shares, in accordance with applicable state and Federal securities laws of the United States), and (B) deliver to such Subscriber written confirmation of such issuance from the Issuer’s transfer agent (the “Transfer Agent”). For the avoidance of doubt, a Subscriber shall have paid in full its allocation of the Subscription Amount, and its Subscription Shares shall be fully paid, so long as its Initial Payment has been paid or deemed to be USD 0 in accordance with clause (b)(i) of this Section 2, the parties hereby agreeing that for convenience the remainder of the Subscription Amount shall be retained by the Subscribers and treated as a portion of the Initial Prefunded Amount and applied in accordance with the provisions of Section 13(a).

(c) Prior to or at the Closing, each Subscriber shall deliver to the Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3. Closing Conditions.

(a) The obligation of the parties hereto to consummate the purchase and sale of the Subscription Shares and the obligation of the Subscribers not to redeem the PIPE Non-Redemption Shares pursuant to this PIPE Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the relevant party(ies):

(i) there shall not be in force any injunction or order from an entity having jurisdiction that enjoins or prohibits the issuance and sale of any of the Subscription Shares or the non-redemption of the PIPE Non-Redemption Shares pursuant to this PIPE Agreement;

(ii) all conditions precedent to the Transaction Closing under the Transaction Agreement shall have been satisfied or validly waived (other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at or substantially contemporaneously with the Transaction Closing);

(iii) (A) solely with respect to each Subscriber’s obligation to close, the representations and warranties made by the Issuer and TargetCo in this PIPE Agreement and (B) solely with respect to the Issuer’s and TargetCo’s obligations to close, the representations and warranties made by the applicable Subscriber in this PIPE Agreement shall be true and correct in all material respects as of the Closing Date other than, in the case of (A) or (B), (x) those representations and warranties which are qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date;

(iv) solely with respect to each Subscriber’s obligation to close, there shall have been no notice of default delivered pursuant to, an event of default occurring or be continuing under, or acceleration of any amounts outstanding under any credit facility, lease facility or debt instrument of the Issuer, TargetCo or any of their respective subsidiaries prior to or as of the Closing Date;

(v) solely with respect to each Subscriber’s obligation to close, on the Closing Date the Issuer shall have delivered to the Subscribers a solvency certificate (the “Solvency Certificate”) with respect to the Issuer signed by the chief executive officer or the chief financial officer of the Issuer certifying as to the solvency of the Issuer as of the date hereof and as of and immediately after the Closing Date within the same certificate, which Solvency Certificate is reasonably satisfactory to the Subscribers;

(vi) solely with respect to each Subscriber’s obligation to close, the forms of representation letters and certificates required from such Subscriber and its broker (nominee) to effect the actions provided in Section 7(f)(vii) have been agreed to by the parties, and such representation letters and certificates shall have been executed by such Subscriber’s broker (nominee) and delivered to the Issuer and its counsel prior to the Transaction Closing;

(vii) solely with respect to each Subscriber’s obligation to close, the Issuer shall have caused its external counsel to deliver to the Subscribers at the Closing an opinion stating that this PIPE Agreement has been duly authorized by the Issuer and this PIPE Agreement is a valid and binding obligation enforceable against the Issuer;

(viii) solely with respect to each Subscriber’s obligation to close, TargetCo shall have caused its external counsel to deliver to the Subscribers at the Closing an opinion stating that this PIPE Agreement has been duly authorized by TargetCo and this PIPE Agreement is a valid and binding obligation enforceable against TargetCo;

(ix) the Issuer shall have caused its external counsel to deliver to the Subscribers at the Closing a “no registration” under the Securities Act (as defined below) opinion and a valid issuance opinion concerning the Subscription Shares, in each case such opinions to be reasonably satisfactory to the Subscribers;

(x) (A) solely with respect to each Subscriber’s obligation to close, the Issuer and TargetCo shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this PIPE Agreement to be performed, satisfied or complied with by them at or prior to the Closing (including, for the avoidance of doubt, Section 17(b)), and (B) solely with respect to the Issuer’s and TargetCo’s obligations to close, the applicable Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this PIPE Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(xi) solely with respect to each Subscriber’s obligation to close, (i) the net proceeds, including net of the fair value of any non-cash consideration paid or payable in the future, to the Issuer of any non-redemptions, cash transfers, share purchases and other transactions under all the Backstop Agreements and any related side letters (if applicable) is no more, in the aggregate, than (A) 1,000,000 multiplied by (B) the Trust Value Per Share, (ii) the total number of shares of Class A Common Stock subject to the Backstop Agreements shall be no greater than 3,333,333 and (iii) there shall have been no breach or failure to perform, and the Issuer shall not be aware of any potential breach or failure to perform, under any Backstop Agreement;

(xii) solely with respect to each Subscriber’s obligation to close, (A) the Issuer validly adopted the Certificate of Designation to provide for the issuance of the Preferred Shares in the form attached hereto as Exhibit A (the “Certificate of Designation”), (B) the Issuer shall have obtained all other consents and approvals so as to issue the requisite number of Preferred Shares at Closing and (C) the Issuer shall have duly authorized and reserved for issuance the maximum number shares of Class A Common Stock into which the Preferred Shares acquired hereunder may be converted (the “Underlying Shares”);

(xiii) on or before the Closing, TargetCo shall have no more than USD 8,500,000 (such amount, the “Maximum Current Net Debt”) of Net Debt (as defined below) that is due prior to January 1, 2024. “Net Debt” shall mean (A) all financial obligations of TargetCo (including, without limitation, term loans, notes payable, related party loans and mandatory principal payments on such financial obligations including those that arise out of the Transaction Closing, but excluding leases) less (B) cash and cash equivalents of TargetCo (excluding cash in transit, cash in kiosks, cash held at cryptocurrency exchanges, cryptocurrencies, restricted cash and the amounts due to the Subscribers under Section 2(b)(i)). To the extent TargetCo’s Net Debt is above the Maximum Current Net Debt, the proceeds of the Upfront Amount shall be first used to reduce TargetCo’s Net Debt to the Maximum Current Net Debt;

(xiv) solely with respect to each Subscriber’s obligation to close, on or before the Closing Date the Issuer and TargetCo shall each have delivered (i) a secretary’s certificate, reasonably satisfactory to the Subscribers, which such certificate shall, in the case of the Issuer, include copies of resolutions of the board of directors, and in the case of TargetCo, include resolution by the Sole Member of TargetCo (as defined in the Amended and Restated Limited Liability Company Agreement of TargetCo), expressly authorizing this PIPE Agreement and the transactions contemplated hereby and (ii) an officer’s certificate, certifying as to the satisfaction of the conditions precedent to each Subscriber’s obligation to close;

(xv) solely with respect to each Subscriber’s obligation to close, the Subscription Shares and Underlying Shares shall have been approved for listing on the Relevant Stock Exchange, subject only to official notice of issuance; and

(xvi) solely with respect to each Subscriber’s obligation to close, none of the events or conditions described in clauses (d), (e), (h), (i) or (j) under the definition of “Alteration Event” in Section 16 shall have occurred or been satisfied, as applicable, to either the Issuer or TargetCo, as applied mutatis mutandis.

(b) The obligation of the Subscribers to not redeem the PIPE Non-Redemption Shares pursuant to this PIPE Agreement is also subject to the satisfaction of the conditions set forth in Sections 3(a)(i), (iii), (iv), (viii), (ix) and (xi) at all times between the date hereof and the Redemption Deadline, any one or more of which may be waived in writing by the Subscribers; provided that for purposes of this Section 3(b), references to “Closing” and “Closing Date” in such subsections shall be replaced with “Redemption Deadline”.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may deem to be reasonably necessary or practical in order to consummate the transactions contemplated by this PIPE Agreement.

5. Issuer and TargetCo Representations, Warranties and Agreements. Each of the Issuer and TargetCo represents, warrants and agrees (as to itself) to each Subscriber that:

(a) It has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization. It has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this PIPE Agreement. As of the Closing Date, it will be duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) As of the Closing Date, all the PIPE Non-Redemption Shares, the Subscription Shares and the Underlying Shares will be duly authorized and, when issued and delivered to each Subscriber against payment as provided herein (and, in the case of the Underlying Shares, following the conversion of the Preferred Shares in accordance with the terms thereof), the Subscription Shares and the Underlying Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation or bylaws (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(c) This PIPE Agreement has been duly authorized, executed and delivered by it and, assuming that this PIPE Agreement constitutes the legal, valid and binding agreement of the other parties hereto, this PIPE Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The performance of its obligations hereunder and in the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of it or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it or any of its subsidiaries is a party (including without limitation the Transaction Agreement) or by which it or any of its subsidiaries is bound or to which any of its property or assets is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of it and its subsidiaries, taken as a whole, or prevent it or any of its subsidiaries from satisfying its obligations under this PIPE Agreement (a “Material Adverse Effect”); (ii) materially affect the validity of the Subscription Shares or the Underlying Shares or the legal authority of it to comply in all material respects with its obligations under this PIPE Agreement; (iii) result in any violation of the provisions of its organizational documents; or (iv) result in any violation in any material respect of any law, statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over it or any of its properties.

(e) (i) The Issuer has filed all reports required to be filed with the SEC since February 24, 2022 (the “SEC Reports”), (ii) all such filings complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”), and (iii) there are no material outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. On the date of any filing pursuant to Section 14(a) of the Exchange Act, the date the Proxy Statement is first mailed to stockholders, and at the time of the special stockholders’ meeting, the Proxy Statement (together with any amendments or supplements to the Proxy Statement) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated herein, the representation in this subsection (e) shall be deemed to have only been given by the Issuer.

(f) It is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, domestic or foreign, self-regulatory organization or other person in connection with the issuance of the Subscription Shares or the Underlying Shares pursuant to this PIPE Agreement, other than (i) in the case of permitting the Subscription Shares and Underlying Shares to be freely transferrable, the filing by the Issuer with the SEC of the Registration Statement, (ii) filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (iii) filings as may be required by applicable state securities laws, which will be made no later than the Closing Date and (iv) those required by the Nasdaq, which will be made no later than the Closing Date.

(g) It has not received any written communication from a governmental authority that alleges that it is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Assuming the accuracy of each Subscriber’s representations and warranties set forth in Section 6 of this PIPE Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Subscription Shares by the Issuer to each Subscriber.

(i) Neither it nor any person acting on its behalf has offered or sold the Subscription Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j) Following the Transaction Closing, the issued and outstanding shares of Class A Common Stock of the Issuer will be registered pursuant to Section 12(b) of the Exchange Act.

(k) It is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscription Shares or the transactions contemplated by this PIPE Agreement.

(l) It is not, and after the consummation of the transaction contemplated hereby, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m) The Issuer is, and after the consummation of the transaction contemplated hereby will be, an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).

(n) It is not, nor will it be after the consummation of the transactions contemplated hereby (including following receipt of the Initial Payments, withholding of the Initial Prefunded Amount and any payment pursuant to Section 13(a) hereof), “insolvent” (as such term is defined in Section 101(32) of the Bankruptcy Code (Title 11 of the United States Code)).

(o) It and its affiliates, advisors and agents have not, directly or indirectly, negotiated or entered into any Excluded Financing (as defined below), other than the Extension Non-Redemption Agreements and the Backstop Agreements.

(p) It is not a party to any agreement containing “most favored nation” or similar clauses that (i) could be reasonably expected to be breached by this PIPE Agreement or (ii) could be reasonably expected to create “tag-along” rights in favor of any person. No Extension Non-Redemption Agreement and no Backstop Agreement contains a “most favored nation” or similar clause, or “tag-along right”, in each case that could be implicated by the terms of this PIPE Agreement.

(q) It (i) is capable of evaluating independently the risks and benefits to it that may arise in respect of the transactions contemplated by this PIPE Agreement; and (ii) has determined based on its own independent review and such professional advice as it deems appropriate that this PIPE Agreement and the transactions contemplated hereby (A) are fully consistent with its financial needs, objectives and conditions, (B) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, and (C) are a fit, proper and suitable for it (including as to any legal, regulatory, tax, accounting or economic consequences arising from such transaction), notwithstanding the substantial risks inherent therein, including in particular but without limitation, the provisions in Sections 7(e), 13 and 17.

(r) (i) In the case of the Issuer, its directors have resolved, and in the case of TargetCo, its Sole Member, has resolved, that this PIPE Agreement and the transactions contemplated hereby are suitable for it, for its commercial benefit and in its best interests, in light of its own business objectives, financial condition and expertise and (ii) this PIPE Agreement has been duly approved and authorized by its directors and/or Sole Member, as applicable, after due consideration by them of the foregoing matters and those referred to in Section 5(q) above.

(s) It is not, and it acknowledges that no Subscriber is, entering into this PIPE Agreement to create actual or apparent trading activity in the Class A Common Stock (or any security convertible into or exchangeable for Class A Common Stock) or to raise or depress or otherwise manipulate the price of the Class A Common Stock (or any security convertible into or exchangeable for the Class A Common Stock) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act.

(t) The PIPE Non-Redemption Shares will be freely tradeable without restrictive legends on or after two (2) business days prior to the Redemption Deadline. Resale of the PIPE Non-Redemption Shares by the Subscribers will not require registration under the Securities Act. No Subscriber shall be identified as a statutory underwriter in any registration statement filed with the SEC unless agreed to in writing by such Subscriber.

(u) Except with respect to the Backstop Agreements and those certain Extension Non-Redemption Agreements, the Issuer has not entered into any equity support, redemption recapture, contingent capital, forward purchase or similar agreements, including without limitation, those which include a transfer of cash or other consideration to it in advance of any share sales by it pursuant to such agreements.

6. Subscribers Representations, Warranties and Agreements. Each Subscriber severally and not jointly represents and warrants to the Issuer and TargetCo that:

(a) Such Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is aware that the sale of the PIPE Shares is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Subscription Shares only for its own account and not for the account of others, or if such Subscriber is subscribing for the Subscription Shares as a fiduciary or agent for one or more investor accounts, such Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Subscription Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Such Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete.

(b) Such Subscriber is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and has exercised independent judgment in evaluating its participation in the purchase of the Subscription Shares. Such Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that such Subscriber’s purchase of the Subscription Shares (i) is fully consistent with its financial needs, objectives and condition, (ii) complies and is fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) has been duly authorized and approved by all necessary action, (iv) does not and will not violate or constitute a default under such Subscriber’s certificate of incorporation, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) is a fit, proper and suitable investment for such Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscription Shares. Such Subscriber is able to bear the substantial risks associated with its purchase of the Subscription Shares, including but not limited to loss of its entire investment therein.

(c) Such Subscriber acknowledges and agrees that the Subscription Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Subscription Shares have not been registered under the Securities Act and the Issuer is not required to register the Subscription Shares or the Underlying Shares except as set forth in Section 7 of this PIPE Agreement. Such Subscriber acknowledges and agrees that the Subscription Shares may not be offered, resold, transferred or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act or (iv) for the avoidance of doubt, pursuant to bona fide pledge arrangements and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entry records representing the Subscription Shares shall contain a restrictive legend to such effect. Such Subscriber acknowledges and agrees that the Subscription Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Subscribers may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscription Shares and may be required to bear the financial risk of an investment in the Subscription Shares for an indefinite period of time. Such Subscriber acknowledges and agrees that the Subscription Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 (“Rule 144”) promulgated under the Securities Act until at least one year from the date that the Issuer files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations, subject to Section 10 hereof. The Subscribers shall not engage in hedging transactions with regard to the Subscription Shares unless in compliance with the Securities Act. Such Subscriber acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscription Shares.

(d) Such Subscriber acknowledges and agrees that such Subscriber is purchasing the Subscription Shares from the Issuer. Such Subscriber further acknowledges that there have been no representations and warranties made to such Subscriber by or on behalf of the Issuer or any of its respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations and warranties of the Issuer expressly set forth in Section 5 of this PIPE Agreement.

(e) Such Subscriber acknowledges and agrees that such Subscriber has received and has had an adequate opportunity to review such financial and other information as such Subscriber deems necessary in order to make an investment decision with respect to the Subscription Shares, including, with respect to the Issuer, the Transaction and the business of the Issuer and its subsidiaries. Such Subscriber acknowledges that certain information received was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections. Without limiting the generality of the foregoing, such Subscriber acknowledges that it has reviewed the Issuer’s filings with the SEC. Such Subscriber acknowledges and agrees that such Subscriber and such Subscriber’s professional advisor(s), if any: (i) has conducted its own investigation of the Issuer and the Subscription Shares; (ii) has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make a decision to purchase the Subscription Shares; (iii) has been offered the opportunity to ask questions of the Issuer and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Subscription Shares; and (iv) has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Subscription Shares. Such Subscriber further acknowledges that the information provided to it is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect such Subscriber’s obligation to purchase the Subscription Shares hereunder.

(f) Such Subscriber became aware of this offering of the Subscription Shares solely by means of direct contact between such Subscriber and the Issuer or a representative of the Issuer, and the Subscription Shares were offered to such Subscriber solely by direct contact between such Subscriber and the Issuer or a representative of the Issuer. Such Subscriber did not become aware of this offering of the Subscription Shares, nor were the Subscription Shares offered to such Subscriber, by any other means. Such Subscriber acknowledges that the Subscription Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Such Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 5 of this PIPE Agreement, in making its investment or decision to invest in the Issuer. Such Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice that it deems appropriate) with respect to the Transaction, the Subscription Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Based on such information as such Subscriber has deemed appropriate, such Subscriber has independently made its own analysis and decision to enter into this PIPE Agreement.

(g) Such Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscription Shares, including those set forth in the Issuer’s filings with the SEC. Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscription Shares, and such Subscriber has sought such accounting, legal and tax advice as such Subscriber has considered necessary to make an informed investment decision. Such Subscriber is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Subscription Shares, is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and such Subscriber has sought such accounting, legal and tax advice as such Subscriber has considered necessary to make an informed investment decision. Such Subscriber acknowledges that the Subscribers shall be responsible for any of the Subscribers’ tax liabilities that may arise as a result of the transactions contemplated by this PIPE Agreement, and that the Issuer has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the PIPE Agreement.

(h) Alone, or together with any professional advisor(s), such Subscriber has been furnished with all materials that it considers relevant to an investment in the Subscription Shares, has had a full opportunity to ask questions of and receive answers from the Issuer or any person or persons acting on behalf of the Issuer concerning the terms and conditions of an investment in the Subscription Shares, has adequately analyzed and fully considered the risks of an investment in the Subscription Shares and determined that the Subscription Shares are a suitable investment for such Subscriber and that such Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Subscriber’s investment in the Subscription Shares. Such Subscriber acknowledges specifically that a possibility of total loss exists.

(i) In making its decision to purchase the Subscription Shares, such Subscriber has relied solely upon independent investigation made by such Subscriber and the representations and warranties of the Issuer and TargetCo in Section 5.

(j) Such Subscriber acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscription Shares or made any findings or determination as to the fairness of this investment.

(k) Such Subscriber has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this PIPE Agreement.

(l) The execution, delivery and performance by such Subscriber of this PIPE Agreement are within the powers of such Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which such Subscriber is a party or by which such Subscriber is bound, and will not violate any provisions of such Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of such Subscriber on this PIPE Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this PIPE Agreement constitutes the legal, valid and binding agreement of the other parties hereto, this PIPE Agreement constitutes a legal, valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m) Neither the Subscribers nor any of their officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is: (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Such Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. Such Subscriber further represents that the funds held by such Subscriber and used to purchase the Subscription Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n) If any Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”, and together with ERISA Plans, “Plans”), such Subscriber represents and warrants that (A) neither the Issuer nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Subscription Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with such Subscriber’s investment in the Subscription Shares; and (B) its purchase of the Subscription Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o) Such Subscriber has or has commitments to have and, when required to deliver payment to the Issuer pursuant to Section 2 above, will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Subscription Shares pursuant to this PIPE Agreement.

7. Registration Rights.

(a) The Issuer agrees that, within fifteen (15) calendar days following the Closing Date (such deadline, the “Filing Deadline”), the Issuer will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if the Issuer is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the PIPE Shares and the Underlying Shares (all such shares of Class A Common Stock, the “Registrable PIPE Shares”) on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Issuer shall use its best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) thirty (30) calendar days following the Filing Deadline if the SEC notifies the Issuer that it will “review” the Registration Statement (including a limited review) and (ii) the third (3rd) business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). Unless otherwise agreed to in writing by the Subscriber prior to the filing of the Registration Statement, no Subscriber shall be identified as a statutory underwriter in the Registration Statement. If the SEC requests that any Subscriber be identified as a statutory underwriter in the Registration Statement, the Issuer shall promptly notify such Subscriber and provide such Subscriber with the opportunity to withdraw from the Registration Statement before it is declared effective; provided that any such withdrawal shall not change the calculation of the Adjusted Settlement Price (as defined below). The Issuer’s obligation to include the Registrable PIPE Shares of a Subscriber in the Registration Statement is contingent upon such Subscriber furnishing in writing to the Issuer such information regarding such Subscriber or its permitted assigns, the securities of the Issuer held by such Subscriber and the intended method of disposition of the Registrable PIPE Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Issuer to effect the registration of the Registrable PIPE Shares at least five (5) business days in advance of the expected filing date of the Registration Statement. The Issuer shall be entitled to postpone the effectiveness or use of the Registration Statement, and all deadlines pertaining to the Issuer pursuant to the first sentence of this Section 7(a) shall be delayed, but not excused, by the number of business days following such deadline until each Subscriber provides such information and will be deemed the applicable “Filing Deadline” and the “Effectiveness Deadline”. Each Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, provided that the Subscribers shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable PIPE Shares. Notwithstanding the foregoing, if the SEC prevents the Issuer from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the shares of Class A Common Stock pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of shares of Class A Common Stock which is equal to the maximum number of shares as is permitted to be registered by the SEC. In such event, the number of shares of Class A Common Stock to be registered for each selling stockholder other than the Subscribers named in such Registration Statement shall be reduced pro rata among all selling stockholders. In the event the Issuer amends the Registration Statement in accordance with the foregoing, the Issuer will use its best efforts to file with the SEC, as promptly as permitted by the SEC, one or more registration statements to register the resale of those Registrable PIPE Shares that were not registered on the initial Registration Statement, as so amended. Issuer shall file a Current Report on Form 8-K no later than four (4) business days following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. For as long as any Subscriber holds PIPE Shares, the Issuer will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Subscribers to resell the PIPE Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Subscribers). Any failure by the Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 7. Upon a Registration Statement covering the Registrable PIPE Shares becoming effective, the Issuer shall promptly notify in writing each Subscriber and each broker (nominee) that signed an acknowledgement pursuant to Section 3(a)(vi) that such Registration Statement has become effective.

(b) Notwithstanding anything to the contrary in this PIPE Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Subscribers not to sell under the Registration Statement or to suspend the effectiveness thereof, if (x) the use of the Registration Statement would require the Issuer to make any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Issuer (i) would be required to be made in the Registration Statement in order for the Registration Statement not to contain any untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) as to which the Issuer has a bona fide business purpose for not making such information public and (y) the majority of the board of directors of the Issuer determines it is essential to defer the filing (a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement (A) for more than forty-five (45) total calendar days, (B) on more than two occasions in any twelve-month period or (C) in excess of an aggregate of sixty (60) total calendar days in any consecutive twelve-month period. The Issuer shall provide prompt written notice to the Subscribers of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading (such notice, the “Suspension Event Notice”), and each Subscriber agrees that upon receipt of such Suspension Event Notice it will immediately discontinue offers and sales of the Registrable PIPE Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any prospectus supplement has been filed or any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales; provided, for the avoidance of doubt, that the Issuer shall not include any material non-public information in any Suspension Event Notice, with it being understood that if the Suspension Event Notice itself will represent material information that is not public at the time of receipt of such Suspension Event Notice by the Subscriber, then (x) the Suspension Event Notice shall indicate whether such notice itself represents material information that is not public at the time of delivery thereof and (y) the Suspension Event Notice, or the material information contained therein, as applicable, will be subject to the cleansing provisions in Section 11.

(c) The Issuer expressly acknowledges that the inclusion, in any Registration Statement, of any shares of Class A Common Stock or other equity securities proposed to be sold by the Issuer or by other securityholders, whether at the election of the Issuer, pursuant to a contractual obligation of the Issuer, by a requirement of the SEC or otherwise, shall not excuse its obligations hereunder to register the Registrable PIPE Shares, the failure of which may result in a Registration Unavailability Event.

(d) Other Registration Rights. The Issuer represents and warrants that it has not granted, or agreed to grant, any registration rights to any other parties that will survive the Transaction Closing other than the registration rights agreement, dated as of February 24, 2022, by and among Issuer and the other parties thereto as set forth in Annex G of the Proxy Statement.

(e) Adjusted Settlement Price. Notwithstanding the definition of the “Settlement Price”, if any VWAP Trading Day in an Included Reference Period is a Registration Unavailability Day, the Daily VWAP for that day shall be deemed to be zero and the Settlement Price for any such Included Reference Period shall be referred to as the “Adjusted Settlement Price”. The parties agree and acknowledge that the provisions of this Section 7(e) are explicitly subject to Section 18.

(f) At its expense the Issuer shall:

(i) use its reasonable best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Registrable PIPE Shares, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the date all Registrable PIPE Shares held by the Subscribers may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the period of time during which the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”);

(ii) during the Registration Period, and subject to Section 11, provide written notification to the Subscribers and their broker (nominee), as expeditiously as practicable:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of a Suspension Event;

(3) following cessation of a Suspension Event; and

(4) of any Registration Unavailability Event either during a Reference Period or at any point once the shares have been originally registered for resale;

(iii) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of the Prospectus forming a part of the Registration Statement, if the Registration Statement or related Prospectus contains any untrue statement of material fact or omission to state any material fact necessary to make the statements therein, in light of the circumstances they were made, not misleading, Issuer shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable PIPE Shares included therein, such Prospectus will not include such untrue statement of a material fact or omission;

(v) use its commercially reasonable efforts to cause all Registrable PIPE Shares to be listed on each securities exchange or market, if any, on which the Class A Common Stock is listed;

(vi) use its commercially reasonable efforts (1) to take all other steps necessary to effect the registration of the Registrable PIPE Shares contemplated hereby and (2) to file all reports and other materials required to be filed by the Exchange Act so long as the Issuer is subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Registrable PIPE Shares under Rule 144 for so long as the Subscriber holds Registrable PIPE Shares;

(vii) cause the Transfer Agent to (1) remove the legend concerning transfer restrictions of the PIPE Shares and/or the Underlying Shares referenced in Section 2 at each Subscriber’s request and as promptly as practicable upon such request, when the PIPE Shares and/or Underlying Shares are sold pursuant to Rule 144 under the Securities Act or pursuant to any other exemption under the Securities Act and (2) in the case of the PIPE Shares and/or Underlying Shares, deliver such shares to each Subscriber or such Subscriber’s nominee through the facilities of the DTC maintained in the form of book entries on the books of the DTC and allowed to be settled through the DTC’s regular book-entry settlement services without any restrictive legends (including the legend notation concerning transfer restrictions) (x) in respect of the PIPE Shares, within two (2) business days (or such shorter period as may be reasonably practicable or as may apply to broker settled trades pursuant to Rule 15c6-1 of the Exchange Act) after the Registration Statement is declared effective, (y) in respect of any Underlying Shares after the Registration Statement is declared effective, within two (2) business days (or such shorter period as may be reasonably practicable or as may apply to broker settled trades pursuant to Rule 15c6-1 of the Exchange Act) following conversion of the Preferred Shares, and (z) in any case, such that any sale of PIPE Shares and/or Underlying Shares may settle in T+2 (or such shorter period as may be reasonably practicable or as may apply to broker settled trades pursuant to Rule 15c6-1 of the Exchange Act). In connection therewith, if required by the Transfer Agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent that authorize and direct the Transfer Agent to transfer such PIPE Shares and/or Underlying Shares without any such legend;

(viii) after the Registration Statement is declared effective, take, and cause their counsel or the Transfer Agent to take, all such further efforts to remove the legend concerning transfer restrictions of the PIPE Shares and/or the Underlying Shares to effect a sale of any such shares so that the sale may settle in “T+2” (or such shorter period as may be reasonably practicable or as may apply to broker settled trades pursuant to Rule 15c6-1 of the Exchange Act);

(ix) use its commercially reasonable efforts to allow the Subscribers to review disclosure regarding the Subscribers in the Registration Statement prior to being filed with the SEC; provided, for the avoidance of doubt, that the Issuer shall not include any material non-public information in any such drafts provided to the Subscribers; and

(x) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by any Subscriber, consistent with the terms of this PIPE Agreement, in connection with the registration of the Registrable PIPE Shares.

(g) Indemnification.

(i) The Issuer agrees to indemnify, to the extent permitted by law, each Subscriber (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, employees, stockholders, advisers and agents, and each person who controls such Subscriber (within the meaning of the Securities Act or the Exchange Act) (collectively, the “Subscriber Parties”), against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented outside attorneys’ fees and indemnification claims of executing brokers) relating to (a) any breach of the representations, warranties, covenants or agreements made by the Issuer or TargetCo to the Subscribers in this PIPE Agreement, (b) any action, suit, claim or proceeding in each case instituted by a governmental entity against a Subscriber Party arising out of or resulting from the execution, delivery or performance of this PIPE Agreement and any documents delivered pursuant thereto and (c) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Issuer by or on behalf of such Subscriber expressly for use therein and except with respect to sales made during a Suspension Event after the receipt by the Subscriber of a Suspension Event Notice.

(ii) In connection with any Registration Statement in which any Subscriber is participating, such Subscriber shall furnish (or cause to be furnished) to the Issuer in writing such information and affidavits as the Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Issuer, its directors and officers and each person or entity who controls the Issuer (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) relating to any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Subscriber expressly for use therein; provided, however, that the liability of each Subscriber shall be several and not joint with any other Subscriber or any other investor whose securities are covered by the same Registration Statement.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this PIPE Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party; provided that the right to indemnification shall not survive the transfer of securities by a Subscriber other than a transfer by the Subscriber to an entity under common control of such Subscriber’s investment manager.

(v) If the indemnification provided under this Section 7(g) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of each Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable PIPE Shares giving rise to such indemnification claim. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(g)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(g)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(h) Registration Expenses. The Registration Expenses incurred in connection with any registration shall be borne by the Issuer. For purposes of this PIPE Agreement, “Registration Expenses” shall mean the documented, out-of-pocket expenses of any registration, including, without limitation, the following (but not including any underwriter or brokerage fees):

(i) all registration, listing and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Issuer shares are then listed;

(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the underwriters in connection with blue sky qualifications of the Registrable PIPE Shares and the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121);

(iii) printing, messenger, telephone and delivery expenses;

(iv) fees and disbursements of counsel for the Issuer;

(v) fees and disbursements of all independent registered public accountants of the Issuer and any other persons, including special experts, retained by the Issuer, incurred in connection with such registration; and

(vi) all fees and expenses in connection with the preparation, printing and filing of a Registration Statement, any Prospectus and amendments and supplements thereto (including each Subscriber’s reasonable and documented legal fees not to exceed $75,000 in the aggregate in connection with the review of such materials) and the mailing and delivering of copies thereof to any Subscribers and dealers and all expenses incidental to delivery of the Registrable PIPE Shares.

(i) Plan of Distribution Amendment. From the date the Registration Statement is first filed and for so long as any Subscriber beneficially owns any Registrable PIPE Shares or Preferred Shares, the Issuer shall not revise, alter or amend (through an amendment to the Registration Statement or otherwise) the plan of distribution of the Registrable PIPE Shares as described under the heading “Plan of Distribution” in the Registration Statement without the prior written consent of all such Subscribers (but such consent shall not be unreasonably withheld).

8. Termination. This PIPE Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, except for the provisions of this Section 8, Section 7(g) and Section 17(a), which shall survive the termination of this PIPE Agreement, (a) upon the termination of the Transaction under the Transaction Agreement, (b) upon the mutual written agreement of each of the parties hereto to terminate this PIPE Agreement, (c) if the conditions to Closing set forth in Section 3 of this PIPE Agreement are not satisfied, or not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this PIPE Agreement will not be or are not consummated at the Closing or (d) at the election of the Subscribers, if the Transaction Closing has not occurred by September 1, 2023; provided that nothing herein will relieve any party from liability for any breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Issuer shall notify the Subscribers of the termination of the Transaction Agreement promptly after the termination of such agreement. Immediately upon the termination of this PIPE Agreement in accordance with this Section 8 (and in any event within one (1) business day after such termination), (x) any monies paid by each Subscriber in connection herewith shall be returned to such Subscriber and (y) the Issuer and TargetCo shall be jointly and severally be obligated to pay the Reduced Option Premium to the Subscribers in the allocations set forth in Schedule B by wire transfer to the account(s) to be confirmed by the Subscribers.

9. No Transfer Restrictions. No equity securities of Issuer held by Subscriber shall be subject to any Transfer Restriction other than (x) the restriction on Short Sales (as defined below) set forth in Section 10 and (y) restrictions on transfer under applicable securities laws. “Transfer Restriction” shall mean any direct or indirect limitation, condition to or restriction on the ability of the Subscribers to offer, sale, lease, assign, encumber, loan, pledge, grant a security interest with respect to, hypothecate, dispose of or otherwise transfer (by operation of law or otherwise), any equity security, either voluntary or involuntary, or enter into any contract, option or other arrangement or understanding with respect to any of the foregoing. Notwithstanding anything to the contrary herein, the parties hereto agree that the rights granted to the Subscribers hereunder shall not survive the transfer of the Preferred Shares or Underlying Shares by the Subscriber to any other party, other than a transfer by the Subscriber to an entity under common control of such Subscriber’s investment manager.

10. Subscribers Covenant. Each Subscriber hereby agrees that, from and after the date hereof, none of such Subscriber, its controlled affiliates, or any person or entity acting on behalf of such Subscriber or any of its controlled affiliates or pursuant to any understanding with such Subscriber or any of its controlled affiliates shall enter into any Short Sales with respect to the equity or equity-linked securities of the Issuer, if applicable, at a price per share of Class A Common Stock (or, if such Short Sale is in the form of a derivative, at the strike price per share) less than USD 11.32; provided, however, that nothing in this PIPE Agreement shall prohibit Short Sales on any Registration Unavailability Day occurring on or following the occurrence of an Alteration Event until such Alteration

Event is cured (if curable). For purposes of this Section 10, “Short Sales” shall include (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, including transactions through non-U.S. broker dealers or foreign regulated brokers, and (ii) all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis) (each, a “Restricted Short Sale”), but excluding this PIPE Agreement and bona fide margin agreements to which such Subscriber may be or may become a party. For the avoidance of doubt, the parties agree that (A) each Subscriber shall be permitted to enter into this PIPE Agreement, (B) each Subscriber shall be permitted to effect a Short Sale of Subscription Shares, PIPE Non-Redemption Shares or Underlying Shares to the extent such Short Sale is necessary or appropriate for such Subscriber to facilitate a delivery of the corresponding number of shares of Class A Common Stock in freely transferable form without any restrictive legends through the facilities of the DTC from the Issuer or the Transfer Agent, as applicable, (C) the purchase of put options, sale of call options or delta negative trades in other equity-linked derivatives or securities with strike prices or the functional equivalent that are equal to or greater than the USD 11.32 shall not be deemed to be Short Sales, and (D) Short Sales, to the extent such Short Sale is a substitute or a replacement of a Short Sale that was not a Restricted Short Sale when entered into and is made by an affiliate of any Subscriber in connection with any novation of this PIPE Agreement permitted hereunder shall not be prohibited by this Section 10. Further, the parties agree that the Registrable PIPE Shares, or any portion thereof, may be pledged by the Subscribers in connection with bona fide margin agreements, which shall not be deemed to be a transfer, sale or assignment of such shares restricted by the provisions of this Section 10.

11. MNPI Cleansing. Issuer covenants and agrees not to provide any material non-public information to the Subscribers, other than (i) information related to negotiations of this PIPE Agreement and (ii) the information described in Section 1(c) and Section 1(d). Issuer covenants and agrees that it will use commercially reasonable efforts to promptly file or furnish on Form 8-K or widely disseminate a press release disclosing in full any material non-public information that has been disclosed to such Subscriber (including, in particular, the information described in Section 1(c)).

12. Second Option Premium. On or prior to 5:00 p.m. Eastern Time on the Business Day immediately following the final VWAP Trading Day of the First Reference Period (or the first Altered Reference Period, if earlier), the Issuer shall pay to each Subscriber in immediately available funds in USD such Subscriber’s allocation of the Second Option Premium as set forth in Schedule B by wire transfer to the account(s) to be confirmed by the Subscribers.

13. Forward Agreement; Prefunded Amount; Alteration Events.

(a) Generally.

(i) Forward Agreement. As of the Closing Date, the Subscribers and Issuer will be deemed to have entered into six tranches of cash-settled share forward transactions as follows:

(A) For each Included Reference Period, if the Settlement Price for such Included Reference Period is less than the Forward Price for such Included Reference Period, Issuer shall make a cash payment to each Subscriber in an amount equal to the settlement payment as set forth in Section 13(a)(i)(B) below. If the Settlement Price for such Included Reference Period is equal to or greater than the Forward Price for such Included Reference Period, no cash payment shall occur and such forward payment for the Included Reference Period will be canceled without further obligation, to any party under this Section 13(a)(i)(A). For the avoidance of doubt, nothing in this Section 13(a)(i)(A) shall excuse or cancel Issuer’s obligations in any remaining Reference Periods or with regard to the payment of the Second Option Premium or to the payments under Section 17(a) (if not already discharged).

(B) Such purchase shall be settled exclusively by means of a cash payment rounded to the nearest cent in USD from Issuer to each Subscriber in an amount equal to the greater of (i) USD 0 and (ii) such Subscriber’s Applicable Portion of (I) (x) the Forward Price for such Included Reference Period minus (y) the Settlement Price for such Included Reference Period multiplied by (II) the aggregate Number of Shares for such Included Reference Period. There shall be no physical delivery of any shares of Class A Common Stock, and the Subscribers shall never have any obligation to deliver any such shares to Issuer pursuant to this Section 13(a). Each payment contemplated by this clause (B) is referred to as a “Forward Settlement Payment”.

(C) The “Starting Prefunded Amount” shall be (i) for the first Included Reference Period, the Initial Prefunded Amount and (ii) for any subsequent Reference Period, the Ending Prefunded Amount (as defined below) as of the Reference Period Settlement Date for the immediately prior Included Reference Period, after giving effect (without duplication) to the Retained Amount and the Released Amount (as defined below) in such immediately prior Included Reference Period as set forth below.

(D) For each Included Reference Period, the applicable Forward Settlement Payment shall be made on the Reference Period Settlement Date for such Included Reference Period. For any Included Reference Period, such payment will be made by reducing the Starting Prefunded Amount by the lesser of the amount of the Forward Settlement Payment and the Starting Prefunded Amount (a “Retained Amount”). The Starting Prefunded Amount so reduced shall be the “Interim Prefunded Amount”. Following the Forward Settlement Payment, each Subscriber may retain its Applicable Portion of the Retained Amount free and clear of any further obligation under this PIPE Agreement.

(E) Following the Forward Settlement Payment, on the Reference Period Settlement Date each Subscriber shall deliver to Issuer as a release from the Interim Prefunded Amount such Subscriber’s Applicable Portion, rounded appropriately to the nearest cent, of the greater of (x) USD 0 and (y) (i) the Interim Prefunded Amount for the applicable Reference Period less (ii) the Minimum Retention Amount (as defined below) for the applicable Reference Period. Such release to Issuer shall be the “Released Amount” for the applicable Reference Period.

(F) The Interim Prefunded Amount, once adjusted for the Released Amount (if any) for the applicable Reference Period, shall become the “Ending Prefunded Amount” for the applicable Reference Period, provided that if the Ending Prefunded Amount is a negative number, it shall automatically be deemed to be USD 0.

(G) [Reserved]

(H) In the event of any reorganization, reclassification, consolidation or merger of the Issuer or upon a share dividend, subdivision or recapitalization of the Issuer’s Class A Common Stock, or any similar dilutive event with respect to the Issuer’s equity securities, the Calculation Agent shall make an appropriate adjustment to the Forward Prices so as to protect the rights of the Subscribers by accounting for the dilutive nature of such event; provided that no such adjustment shall increase the Forward Price.

(I) On the Reference Period Settlement Date for the final Included Reference Period, the “Deficiency” shall be the greater of (i) USD 0 and (ii) (1) for each of the six Included Reference Periods, the sum of the Forward Price multiplied by the corresponding Number of Shares less (2) for each of the six Included Reference Periods, the sum of the lower of the Settlement Price and the Forward Price multiplied, as applicable, by the corresponding Number of Shares less (3) for each of the six Included Reference Periods, the sum of the Retained Amounts. If the Deficiency is greater than USD 0, then Issuer shall be obligated to promptly pay to each Subscriber its Applicable Portion of the Deficiency. For the avoidance of doubt, assuming (A) the Trust Value Per Share is exactly USD 10.40; (B) there have been no Reference Period Non-Selections; and (C) the Settlement Prices for each Reference Period are USD 0.00, the Deficiency shall be USD 10,900,000.48 (excluding, for the further avoidance of doubt, the First Option Premium and/or Second Option Premium).

(J) The parties acknowledge and agree that the purchase of the Subscription Shares from the Issuer and the payments of Released Amounts, Retained Amounts, Forward Settlement Payments, Deficiency, First Option Premium and Second Option Premium shall be treated as an integrated transaction for U.S. Federal income tax purposes and, accordingly, such payments shall be treated as an adjustment to the purchase price of a Subscriber’s Subscription Shares for all applicable tax purposes (the foregoing treatment, the “Intended Tax Treatment”), except as required pursuant to a “determination” within the meaning of Section 1313 of the Code (or other analogous provisions of applicable law) (a “Final Determination”). In accordance with the Intended Tax Treatment, the parties hereto agree that no deduction or withholding is required in respect of taxes with respect to any payments to Subscribers under this Agreement, including payments of any Retained Amounts, Forward Settlement Payments, Deficiency, First Option Premium, Second Option Premium or Reduced Option Premium. If, pursuant to a Final Determination, it is determined that the Issuer should have deducted or withheld taxes from any such payments, the Subscribers agree to pay to the Issuer the amount actually required to be paid by the Issuer to a taxing authority in respect of such taxes (including any penalties and interest) following receipt of evidence of the amount required to be paid. The Issuer shall (i) promptly notify the Subscribers of any asserted claim on any amount paid to the Subscribers by a taxing authority (a “Tax Proceeding”) (except where not permissible for legal reasons and subject to Section 11), (ii) permit the Subscribers to participate (at their own expense) in such Tax Proceeding and (iii) not settle such Tax Proceeding without the consent of the Subscribers (but such consent shall not be unreasonably withheld).

(K) Reference Period Non-Selection. There shall be six Included Reference Periods, out of the eight possible Reference Periods. The Included Reference Periods shall initially be the First Reference Period, the Second Reference Period, the Third Reference Period, the Fourth Reference Period, the Fifth Reference Period and the Sixth Reference Period (collectively, the “Reference Period Set”). Notwithstanding the definition of any Reference Period to the contrary, the Issuer may inform the Subscribers, up to two times, not fewer than five (5) Business Days and not more than six (6) Business Days prior to the Reference Period Commencement Date of any Reference Period (other than an Altered Reference Period, in which case Issuer shall not have the right to designate such Reference Period as a “Non-Selected Reference Period”) (such action, a “Reference Period Non-Selection”) and in which case such Non-Selected Reference Period shall no longer be an Included Reference Period. Issuer shall have the right to designate up to two Non-Selected Reference Periods. Upon the first Reference Period Non-Selection, the Reference Period Set shall be updated to exclude the applicable Non-Selected Reference Period and include the Seventh Reference Period. Upon the second Reference Period Non-Selection, the Reference Period Set shall be updated to exclude the applicable Non-Selected Reference Period and include the Eighth Reference Period. Issuer may designate the same Included Reference Period as a Non-Selected Reference Period only one time, and all notices designating the same Included Reference Period as a Non-Selected Reference Period shall be automatically deemed to be a single notice. Once six Included Reference Periods have occurred and the transactions contemplated by this Section 13(a) have been implemented, there shall be no additional Included Reference Periods. Any Reference Period Non-Selection by Issuer shall be irrevocable.

(ii) The parties acknowledge and agree that (a) the provisions of this Section 13(a) constitute a “swap agreement” within the meaning of Section 101(53B) of Title 11 of the U.S. Bankruptcy Code (“Chapter 11”), (b) each Subscriber is a “swap participant” within the meaning of Section 101(53C) of Chapter 11 and (c) the rights of the Subscribers contemplated by this Section 13(a) and Section 13(c) shall not be stayed, avoided, or otherwise limited by operation of any provision of Chapter 11 or by order of a court or administrative agency in any proceeding under Chapter 11 in accordance with Section 560 of Chapter 11. In furtherance of the foregoing, reference is made to the acknowledgements of the parties in Section 18.

(b) Dispute Resolution.

(i) In the event that a party to this PIPE Agreement (the “Disputing Party”) does not agree with any determination made (or the failure to make any determination) by the Calculation Agent, the Disputing Party shall have the right, by delivering notice within one (1) Business Day of such determination (or within one (1) Business Day of the Reference Period Settlement Date, if the dispute relates to the failure or alleged failure to make a determination), to require that the Calculation Agent have such determination reviewed by a disinterested third party that is a leading dealer in the U.S. corporate equity derivatives market, and that is not an affiliate of either party (a “Third Party Dealer”). Such Third Party Dealer shall be jointly selected by the parties within one (1) Business Day after the Disputing Party’s exercise of its rights hereunder (once selected, such Third Party Dealer shall be the “Substitute Calculation Agent”). If the parties are unable to agree on a Substitute Calculation Agent within the prescribed time, each of the parties shall elect a Third Party Dealer and such two Third Party Dealers shall agree on a third Third Party Dealer, which must be itself a third party to such two Third Party Dealers, by the end of the subsequent Business Day. Such third Third Party Dealer shall be deemed to be the Substitute Calculation Agent. Any exercise by the Disputing Party of its rights hereunder must be in writing and shall be delivered to the Calculation Agent not later than the first (1st) Business Day following the Business Day on which the Calculation Agent notifies the Disputing Party of any determination made (or of the failure to make any determination). Any determination by the Substitute Calculation Agent shall be binding in the absence of a manifest error and shall be made as soon as possible but no later than the second (2nd) Business Day following the Substitute Calculation Agent’s appointment. The costs of such Substitute Calculation Agent and, if applicable, nominating Third Party Dealers shall be borne by (a) the Disputing Party if the Substitute Calculation Agent substantially agrees with the Calculation Agent or (b) the non-Disputing Party if the Substitute Calculation Agent does not substantially agree with the Calculation Agent. If, after following the procedures and within the specified time frames set forth above, a binding determination is not achieved, the original determination of the Calculation Agent shall apply.

(ii) Notwithstanding anything to the contrary herein, in the event that Issuer disputes any determination in good faith made by the Calculation Agent, Issuer shall not be entitled to the release of any Released Amount during the pendency of the dispute and the utilization of the dispute resolution procedures set forth in Section 13(b)(i).

(c) Alteration Events.

(i) Issuer hereby covenants and agrees to notify each Subscriber of the occurrence of any Alteration Event (as defined below) that it is aware of as promptly as practicable after the occurrence of such Alteration Event. In such notice, Issuer shall specify what the Alteration Event is and will also give the Subscribers such other information about the Alteration Event as the Subscribers may reasonably request. To the extent any Subscriber reasonably believes any information related to such Alteration Event received from the Issuer constitutes material non-public information with respect to the Issuer or the Class A Common Stock that has not been disclosed to the market generally by the Issuer, such Subscriber shall be able to use, shall be able to request that the Issuer disclose and shall itself be able to disclose such material non-public information publicly and/or to any potential purchaser of Class A Common Stock from such Subscriber.

(ii) Following the occurrence of an Alteration Event, each Subscriber shall have the right but not the obligation, exercisable on or prior to the fifth (5th) Business Day following the later of (A) the date of receipt by such Subscriber of notice from Issuer of the Alteration Event and (B) the date such Alteration Event is reasonably able to have been independently observed by such Subscriber from the Issuer’s public filings with the SEC or, solely with respect to Alteration Events in clauses (a) and (b) of the definition thereof, from the Daily VWAPs of the Class A Common Stock of the Issuer to adjust (i) the Reference Period Commencement Date for any Reference Period (including an Altered Reference Period (as defined below)) to fall on any Trading Day from (and including) the date on which the Alteration Event has occurred until (and including) the fifth (5th) Business Day following the later of (x) the date on which the Alteration Event has occurred or was reasonably able to have been independently observed as set forth in this Section 13(c)(ii)(B) and (y) the date on which such Subscriber received notice from Issuer of such Alteration Event (provided that, for the avoidance of doubt, the Altered Reference Period(s) (as defined below) may, in whole or in part, overlap with any other Reference Period at the election of any Subscriber), and (ii) the length of the applicable Reference Period and any and all succeeding Reference Periods (and each such Reference Period, as altered, shall be deemed to be an “Altered Reference Period”). For the avoidance of doubt (i) such right may, at the sole discretion of each Subscriber, be exercised prior to or after the receipt of such notice from Issuer, (ii) the alterations made pursuant to such right shall be limited to the adjustments described in clauses (i) and (ii) of the preceding sentence such that the Forward Price and Number of Shares in respect of the applicable Reference Period that is being altered shall still apply, (iii) to the extent the Alteration Event can be cured, any such cure (even if cured between the date the Alteration Event first occurred and the last day that the Subscribers are able to exercise their rights to alter the Reference Period as described in this Section 13(c)(ii)) shall not nullify or rescind the Subscribers’ rights to alter the Reference Periods provided under this Section 13(c)(ii) and (iv) any such Altered Reference Period shall no longer be available as a Reference Period Non-Selection. If any Subscriber makes such election, it shall reasonably promptly notify Issuer of such alteration in reasonable detail, including (i) the applicable Alteration Event, (ii) the applicable Reference Period that is being altered, (iii) the applicable Reference Period Commencement Date(s) and (iv) the length of the applicable Reference Period(s).

(iii) Notwithstanding anything to the contrary herein, in the event of a Delisting or Insolvency Filing, the Settlement Price shall immediately be deemed to be USD 0 (the “Delisted/Insolvent Price”) for the applicable Reference Period and all succeeding Reference Periods (if any), and the start (if a Reference Period has not yet started) of each Reference Period and the end of each Reference Period shall be deemed to be altered to the date of such Delisting or Insolvency Filing and all corresponding payments shall be calculated and made accordingly. This event shall be a “Rule 560 Termination Event”. The parties agree and acknowledge that the provisions of this Section 13(c)(iii) are explicitly subject to Section 13(a)(ii) and Section 18.

14. Blocker Provision. Notwithstanding anything to the contrary contained herein, the number of shares of Class A Common Stock that may be acquired by a Subscriber upon any exercise or conversion of any Preferred Shares, warrants or other convertible or equity-linked securities of the Issuer shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Class A Common Stock then beneficially owned by the Subscribers and their respective affiliates and any other persons whose beneficial ownership of Class A Common Stock would be aggregated with a Subscriber for purposes of Section 13(d) of the Exchange Act (such entities, the “Group”) does not exceed 9.9% of the total number of issued and outstanding shares of Class A Common Stock (including for such purpose the shares of Class A Common Stock issuable to the Group upon the exercise or conversion of such Preferred Shares, warrants or other convertible or equity-linked securities of the Issuer). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Class A Common Stock which a Subscriber may receive or beneficially own in order to determine the amount of securities or other consideration that such Subscriber may receive in the event of a merger or other business combination or reclassification involving the Issuer. For the avoidance of doubt, the restrictions set forth in this Section 14 shall not apply to any third party (meaning a party whose beneficial ownership of Class A Common Stock is not aggregated with a Subscriber for purposes of Section 13(d) of the Exchange Act) to whom the Subscriber or its permitted transferee transfers any Subscription Shares, Underlying Shares, warrants or other convertible or equity-linked securities of the Issuer. The restrictions set forth in this Section 14 may not be waived.

15. Preferred Shares Amendment. For so long as any Subscriber beneficially owns any Preferred Shares, the Issuer shall not amend the terms of the Issuer’s certificate of incorporation (including the Certificate of Designation) in any manner that inhibits the powers, preferences or rights of the holders of Series A Convertible Preferred Stock (including but not limited to the conversion mechanics with respect to the Underlying Shares) (a “Preferred Shares Amendment”) without the prior written consent of all such Subscribers. The Issuer shall provide at least ten (10) business days’ notice to any Subscriber that beneficially owns any Preferred Shares prior to the stockholder’s vote to approve any amendment that affects the powers, preferences or rights of the holders of Series A Convertible Preferred Stock (including but not limited to the conversion mechanics with respect to the Underlying Shares), which notice shall include the proposed terms of such amendment. Any Preferred Shares Amendment effected in violation of this Section 15 shall be void ab initio to the fullest extent permitted under applicable law.

16. Definitions: For purposes of this PIPE Agreement, the following definitions shall apply:

“Acquisition Transaction” shall mean any transaction or event that the Calculation Agent determines is reasonably likely to be consummated or completed and, if consummated or completed, would constitute a Merger Event or the occurrence of any Merger Event.

“Alteration Event” shall mean, as determined by the Calculation Agent:

(a) That the Daily VWAP of the Class A Common Stock of the Issuer has been less than USD 5.00 for any 10 VWAP Trading Days (whether or not consecutive) during any consecutive 15 VWAP Trading Day period, as determined by the Calculation Agent;

(b) That if, on any Trading Day, the closing price for the Class A Common Stock of the Issuer is more than 40% lower than the closing price on the immediately preceding Trading Day (the “Prior Closing Price”) and the Prior Closing Price was less than USD 10.60;

(c) The Class A Common Stock of the Issuer ceases to be listed on any of The New York Stock Exchange or the Nasdaq (or any of their respective successors) and are not listed on The New York Stock Exchange, or the Nasdaq on the immediately following Trading Day (a “Delisting”);

(d) The receipt by the Issuer or any of their respective directors or officers, solely with respect to their positions as officers and directors of the Issuer, of a “Wells Notice” from the SEC that the SEC intends to recommend or commence a civil or criminal enforcement action against such person with respect to their positions with the Issuer;

(e) The announcement or disclosure that the Issuer’s financial statements for any reporting period contain a material misstatement or omission;

(f) The receipt by the Issuer of a negative going concern opinion from the Issuer’s auditor following the Transaction Closing;

(g) The resignation of the Issuer’s auditor, other than (i) as a result of a reorganization of such auditor or (ii) from a decision of the auditor not relating to any disputes regarding the Issuer or its financial statements;

(h) A default by the Issuer or any of its Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed, whether such indebtedness exists as of the date hereof or is thereafter created, where such default results in such indebtedness becoming or being declared due and payable before its stated maturity;

(i) Any Insolvency Filing;

(j) The filing of criminal charges based on an allegation of an offense involving fraud or moral turpitude in any jurisdiction against the Issuer or any of its executive officers or directors;

(k) The occurrence of any Announcement Event; or

(l) The Daily Unrestricted Liquidity is less than USD 5.0 million for a period of three (3) consecutive Business Days.

For the avoidance of doubt, the Alteration Events provided in clauses (c), (d), (e), (f), (g), (h), (i), (j) and (k) shall not be curable.

“Announcement Event” shall mean (i) the announcement by the Issuer, any of its subsidiaries or a Valid Third Party Entity of an Acquisition Transaction and (ii) an announcement by the Issuer or any of its subsidiaries that the Issuer or any of its subsidiaries has entered into an agreement or a letter of intent to enter into an Acquisition Transaction.

“Applicable Portion” means for each Subscriber, their exact proportion of the payments due or payable in each Reference Period as set out in Schedule C based on the number of shares in the Subscriber’s column (the “Number of Shares”) divided by the total number of shares in the Total column, in each instance, in the applicable Reference Period.

“business day” or “Business Day” shall mean any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Calculation Agent” shall mean, initially (and in respect of its portion of this PIPE Agreement), the Subscriber, subject to Section 13(b) hereof. Following any determination or calculation by the Calculation Agent hereunder, the Calculation Agent shall promptly (but in any event within three (3) Business Days) provide to TargetCo by e-mail to the e-mail address provided by TargetCo in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models used by it for such determination or calculation or any information that may be proprietary or confidential or subject to an obligation not to disclose such information. Whenever the Calculation Agent is required to act or to exercise judgment in any way, it will do so in good faith and in a commercially reasonable manner.

“Daily Unrestricted Liquidity” shall mean the unrestricted cash in USD (excluding any restricted cash, customer cash, cash in transit, cryptocurrency or cash in escrow) held by the Issuer and its subsidiaries and availability of any amounts to be borrowed under any revolving credit facilities.

“Daily VWAP” shall mean, for any Trading Day or VWAP Trading Day (as applicable), the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GSRM US <equity> AQR”, using the “Calculation” selection “Bloomberg Definition” and rounded to the nearest one-hundredth of a cent, it being understood that immediately following the Transaction Closing, such page is expected to be replaced with “BTM US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day or VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Class A Common Stock on such Trading Day or VWAP Trading Day determined, using a volume weighted average method, by the Calculation Agent). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Eighth Reference Period” shall mean, subject to Section 13(c)(ii), the ten (10) consecutive VWAP Trading Days beginning on, and including, the 286th calendar day immediately following the Transaction Closing (the “Eighth Reference Period Commencement Date”); provided that if the Eighth Reference Period Commencement Date is not a VWAP Trading Day, the first VWAP Trading Date of such period shall be the next succeeding VWAP Trading Day In the event that a Subscriber adjusts the length of the Eighth Reference Period and the Eight Reference Period Commencement Date in accordance with Section 13(c)(ii), references to Eighth Reference Period shall mean the period as so adjusted.

“Excluded Financing” shall mean any financing or non-redemption agreement or similar arrangement involving equity or equity-linked securities for the benefit of the Issuer, TargetCo, their respective shareholders or affiliates.

“First Option Premium” means USD 250,000.

“Fifth Reference Period” shall mean, subject to Section 13(c)(ii), the ten (10) consecutive VWAP Trading Days beginning on, and including, the 196th calendar day immediately following the Transaction Closing (the “Fifth Reference Period Commencement Date”); provided that if the Fifth Reference Period Commencement Date is not a VWAP Trading Day, the first VWAP Trading Date of such period shall be the next succeeding VWAP Trading Day. In the event that a Subscriber adjusts the length of the Fifth Reference Period and the Fifth Reference Period Commencement Date in accordance with Section 13(c)(ii), references to Fifth Reference Period shall mean the period as so adjusted.

“First Reference Period” shall mean, subject to Section 13(c)(ii), the ten (10) consecutive VWAP Trading Days beginning on, and including, the 76th calendar day immediately following the date of the Transaction Closing (the “First Reference Period Commencement Date”); provided that if the First Reference Period Commencement Date is not a VWAP Trading Day, the first VWAP Trading Day of such period shall be the next succeeding VWAP Trading Day. In the event that a Subscriber adjusts the length of the First Reference Period and the First Reference Period Commencement Date in accordance with Section 13(c)(ii), references to First Reference Period shall mean the period as so adjusted.

“Forward Price” shall mean, for the First Reference Period, USD 10.48 plus the Trust Basis Adjustment; for the Second Reference Period, USD 10.60 plus the Trust Basis Adjustment; for the Third Reference Period, USD 10.72 plus the Trust Basis Adjustment; for the Fourth Reference Period, USD 10.84 plus the Trust Basis Adjustment; for the Fifth Reference Period, USD 10.96 plus the Trust Basis Adjustment; for the Sixth Reference Period, USD 11.08 plus the Trust Basis Adjustment; for the Seventh Reference Period, USD 11.20 plus the Trust Basis Adjustment; and for the Eighth Reference Period, USD 11.32 plus the Trust Basis Adjustment. The Forward Price shall be subject to adjustment as provided in Section 13(a)(i)(H).

“Fourth Reference Period” shall mean, subject to Section 13(c)(ii), the ten (10) consecutive VWAP Trading Days beginning on, and including, the 166th calendar day immediately following the Transaction Closing (the “Fourth Reference Period Commencement Date”); provided that if the Fourth Reference Period Commencement Date is not a VWAP Trading Day, the first VWAP Trading Date of such period shall be the next succeeding VWAP Trading Day. In the event that a Subscriber adjusts the length of the Fourth Reference Period and the Fourth Reference Period Commencement Date in accordance with Section 13(c)(ii), references to Fourth Reference Period shall mean the period as so adjusted.

“Included Reference Period” shall initially mean either the First Reference Period, the Second Reference Period, the Third Reference Period, the Fourth Reference Period, the Fifth Reference Period and the Sixth Reference Period but may be amended to reflect a maximum of two (2) Reference Non-Selections pursuant to Section 13(a)(i)(K).

“Initial Prefunded Amount” means (i) the Total Commitment Amount less (ii) the Upfront Amount.

“Insolvency Filing” shall mean that the Issuer or any of the Issuer’s or TargetCo’s Significant Subsidiaries is unable or admits in writing its inability to pay its debts as they fall due, institutes or has instituted against it by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, or it consents to a proceeding seeking a judgment of insolvency or bankruptcy or any other relief (including, without limitation, provisional liquidation, restructuring, an application for the appointment of a liquidator, provisional liquidator or restructuring officer or an application for an order for a meeting of its creditors, shareholders or any class of either in respect of a compromise or arrangement in respect of it) under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official or any other person or it consents in writing via an authorized representative to such a petition or its voluntary liquidation or voluntary winding-up commences.

“Merger Date” means the closing date of a Merger Event or, where a closing date cannot be determined under the local law applicable to such Merger Event, such other date as determined by the Calculation Agent.

“Merger Event” means in respect of any relevant shares of Class A Common Stock of the Issuer, any (i) reclassification or change of such shares that results in a transfer of or an irrevocable commitment to transfer all of such shares outstanding to another entity or person, (ii) consolidation, amalgamation, merger or binding share exchange of the Issuer with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which such Issuer is the continuing entity and which does not result in a reclassification or change of all of such shares outstanding), (iii) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of the Issuer that results in a transfer of or an irrevocable commitment to transfer all such shares (other than such shares owned or controlled by such other entity or person), or (iv) consolidation, amalgamation, merger or binding share exchange of the Issuer or its subsidiaries with or into another entity in which the Issuer is the continuing entity and which does not result in a reclassification or change of all such shares outstanding but results in the outstanding shares (other than shares owned or controlled by such other entity) immediately prior to such event collectively representing less than 50% of the outstanding shares immediately following such event, in each case if the Merger Date is on or before, (A) in the case of a Physically-settled Option Transaction the later to occur of the Expiration Date or the final Settlement Date, (B) in the case of a Physically-settled Forward Transaction or a Physically-settled Equity Swap Transaction, the relevant Settlement Date or, (C) in any other case, the final Valuation Date. Solely for the purposes of this definition the terms “Physically-settled,” “Option Transaction,” “Expiration Date,” “Settlement Date,” Forward Transaction,” “Equity Swap Transaction” and “Valuation Date” shall have the meanings set forth for such terms in the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc.

“Minimum Retention Amount” means, for each Included Reference Period, (i) the sum of the Number of Shares in the corresponding Reference Period in the then extant Reference Period Set (excluding the Included Reference Period for the Minimum Retention Amount is being calculated and any earlier completed Reference Periods), multiplied by (ii) the sum of the corresponding Forward Price for each succeeding Reference Period (excluding the applicable Included Reference Period for which the Minimum Retention Amount is being calculated and any earlier completed Reference Periods); it being agreed that solely for purposes of this definition, (x) if the Issuer has the right to designate two Reference Periods as Non-Selected Reference Periods, then the next two Reference Periods shall be disregarded when accounting for Reference Periods and (y) if the Issuer has the right to designate one Reference Period as a Non-Selected Reference Period, then the next Reference Period shall be disregarded when accounting for Reference Periods. For the avoidance of doubt, assuming (A) the Trust Value Per Share is exactly USD 10.40 and (B) there have been no Reference Period Non-Selections, the Minimum Retention Amount in the First Reference Period shall be USD 46,400,004.07.

“Nasdaq” means any of The Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market (or any of their respective successors), as applicable.

“Qualifying Private Bid Price” means the net price per share of a firm, irrevocable bid (such bid, a “Qualifying Private Bid”) from any person to purchase from the Subscribers a number of shares of Class A Common Stock equal to the lesser of (i) the number of shares of Class A Common Stock collectively actually beneficially owned by the Subscribers at the time of such bid and (ii) the Number of Shares for such Reference Period; provided that such bid is, as determined or waived by the Calculation Agent: (a) made between the four (4) and three (3) Business Days before the commencement of the Reference Period for which such Qualifying Private Bid Price would be applied as a component of the Settlement Price; (b) made in good faith, capable of consummation, demonstrated to be fully funded without financing and able to settle (and, if such Qualifying Private Bid is accepted by the Subscriber, does settle) by the commencement of a Reference Period; (c) composed of immediately available cash in USD; (d) made on a private market and includes customary “big boy” representations without reliance on any registration statements, other Issuer public filings or other information or assurances; (e) not subject to any representation and warranties, assurance or indemnities from the Subscribers (f) on a basis that the bidder agrees to hold the Subscribers harmless from any claims, costs or other losses in connection with the shares or such transaction; (g) not subject to any time expiry that ends before the commencement of the Reference Period for which such Qualifying Private Bid Price would be applied as a component of the Settlement Price; (h) not subject to due diligence or any other contingencies; (i) not violative of any laws and not manipulating or appearing to manipulate prices; (j) at a reasonable premium to the prevailing public market price of the Issuer’s securities and (k) made solely on a principal (and not agency) basis.

“Redemption Deadline” means 5:00 p.m. Eastern Time, on the earlier of (i) the date that is two business days before the date set forth in the Proxy Statement to be the date of the special meeting of stockholders of the Issuer to approve the Transactions, it being agreed that once the Proxy Statement is mailed, the date of the special meeting specified therein shall be the special meeting date for purposes of this PIPE Agreement, notwithstanding any future modification to such date or Proxy Statement and (ii) the date set forth in the Proxy Statement as the latest time by which holders of redeemable Class A shares of Common Stock of the Issuer to submit such shares for redemption.

“Reduced Option Premium” shall mean USD 500,000.

“Reference Period” shall mean the First Reference Period, the Second Reference Period, the Third Reference Period, the Fourth Reference Period, the Fifth Reference Period, the Sixth Reference Period, the Seventh Reference Period or the Eighth Reference Period. If a Reference Period is adjusted in accordance with Section 13(c)(ii) such that it becomes an Altered Reference Period, references herein to such Reference Period shall mean the applicable Altered Reference Period.

“Reference Period Commencement Date” means the first Trading Day of any Reference Period, it being understood that if such first day is to be modified in accordance with the proviso in prong (ii) of the definition of “Reference Period”, then the definitions of “First Reference Period,” “Second Reference Period” and so on shall be modified accordingly.

“Reference Period Settlement Date” means with respect to a Reference Period, the date that is three (3) Business Days after the last Trading Day of such Reference Period.

“Registration Unavailability Day” means any day in which there is a Registration Unavailability Event at any point. Notwithstanding the foregoing, solely in the case of the first Suspension Event that triggers a Registration Unavailability Event, the first five (5) contiguous Business Days commencing on and after such Suspension Event that occur within an Included Reference Period shall be deemed not to be “Registration Unavailability Days”, so long as the Issuer publicly discloses (in accordance with Section 11) any material nonpublic information (including for the avoidance of doubt and without limitation, information related to the applicable Suspension Event and the Suspension Event Notice themselves) that has been disclosed to any Subscriber no later than 9:00 a.m. Eastern Time on the first VWAP Trading Day that occurs after such Suspension Event. For the avoidance of doubt, the Settlement Price for any VWAP Trading Day (including in a different Included Reference Period) that occurs after such fifth (5th) Business Day until the applicable Suspension Event has lifted pursuant to Section 7(f)(ii)(3) shall be zero.

“Registration Unavailability Event” shall mean (A) an event in which there is not an effective Registration Statement and a related prospectus that have been properly filed and are publicly available and accessible online via the SEC’s EDGAR website, and which have not been withdrawn or suspended, in accordance with Rule 424, that are current and include any required supplements and which cover the total number of Registrable PIPE Shares at any point for any length of time between 9:00 a.m. and 4:05 p.m. Eastern Time of a VWAP Trading Day; (B) a Suspension Event; (C) any day including and after which the Subscriber has received a Suspension Event Notice and has not received notice from the Issuer that the suspension has been lifted pursuant to Section 7(f)(ii)(3); (D) the issuance of a stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or prospectus; (E) the initiation or continuation of any proceedings pursuant to Sections 8(d) or 8(e) under the Securities Act concerning the Registration Statement; (F) the initiation or continuation of any proceedings under Section 8A of the Securities Act in connection with the securities offered under the Registration Statement; or (G) the suspension of the qualification of the Registrable PIPE Shares for offering or sale in any jurisdiction.

“Regulatory Disruption” shall mean an event any Subscriber concludes, upon consultation with external counsel, that it is reasonably appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (in the case of any self-regulatory requirements or related policies and procedures, solely to the extent such self-regulatory requirements or related policies and procedures are consistently applied in good faith to all similarly situated counterparties in all similar contexts) for it to refrain from effecting transactions with respect to the Class A Common Stock on any Scheduled Trading Day or Days, as notified reasonably promptly to the Issuer.

“Relevant Stock Exchange” shall mean the Nasdaq, or, if the Class A Common Stock is not then listed on Nasdaq, the principal other U.S. national or regional securities exchange on which the Class A Common Stock is then listed.

“Scheduled Trading Day” means any day on which the Relevant Stock Exchange is scheduled to be open for its regular trading session.

“Second Option Premium” shall mean USD 350,000.

“Second Reference Period” shall mean, subject to Section 13(c)(ii), the ten (10) consecutive VWAP Trading Days beginning on, and including, the 106th calendar day immediately following the Transaction Closing (the “Second Reference Period Commencement Date”); provided that if the Second Reference Period Commencement Date is not a VWAP Trading Day, the first VWAP Trading Date of such period shall be the next succeeding VWAP Trading Day. In the event that a Subscriber adjusts the length of the Second Reference Period and the Second Reference Period Commencement Date in accordance with Section 13(c)(ii), references to Second Reference Period shall mean the period as so adjusted.

“Settlement Price” means, subject to Section 7(e) and Section 13(c) and with respect to any Reference Period, the greater of (i) arithmetic averages of each Daily VWAP for each VWAP Trading Day in such Reference Period (which average, for the avoidance of doubt, for example, shall be calculated on the basis of ten discrete Daily VWAPs for a Reference Period which contains ten Trading Days), rounded to the nearest one-hundredth of a cent, as determined by the Calculation Agent, and (ii) the Qualifying Private Bid Price (if any). Notwithstanding anything to the contrary herein, in the event of a Delisting or Insolvency Filing, the Settlement Price shall immediately be deemed to be USD 0 (the “Delisted/Insolvent Price”) for the applicable Reference Period and all succeeding Reference Periods (if any), and the start (if a Reference Period has not yet started) of each Reference Period and the end of each Reference Period shall be deemed to be altered to the date of such Delisting or Insolvency Filing. The parties agree and acknowledge that the provisions of immediately preceding sentence are explicitly subject to Section 18.

“Seventh Reference Period” shall mean, subject to Section 13(c)(ii), the ten (10) consecutive VWAP Trading Days beginning on, and including, the 256th calendar day immediately following the Transaction Closing (the “Seventh Reference Period Commencement Date”); provided that if the Seventh Reference Period Commencement Date is not a VWAP Trading Day, the first VWAP Trading Date of such period shall be the next succeeding VWAP Trading Day. In the event that a Subscriber adjusts the length of the Seventh Reference Period and the Seventh Reference Period Commencement Date in accordance with Section 13(c)(ii), references to Seventh Reference Period shall mean the period as so adjusted.

“Significant Subsidiary” shall mean with respect to any person, any Subsidiary of such person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such person.

“Sixth Reference Period” shall mean, subject to Section 13(c)(ii), the ten (10) consecutive VWAP Trading Days beginning on, and including, the 226th calendar day immediately following the Transaction Closing (the “Sixth Reference Period Commencement Date”); provided that if the Sixth Reference Period Commencement Date is not a VWAP Trading Day, the first VWAP Trading Date of such period shall be the next succeeding VWAP Trading Day. In the event that a Subscriber adjusts the length of the Sixth Reference Period and the Sixth Reference Period Commencement Date in accordance with Section 13(c)(ii), references to Sixth Reference Period shall mean the period as so adjusted.

“Subscription Amount” means the number of Subscription Shares multiplied by the Per Share Subscription Price.

“Third Reference Period” shall mean, subject to Section 13(c)(ii), the ten (10) consecutive VWAP Trading Days beginning on, and including, the 136th calendar day immediately following the Transaction Closing (the “Third Reference Period Commencement Date”); provided that if the Third Reference Period Commencement Date is not a VWAP Trading Day, the first VWAP Trading Date of such period shall be the next succeeding VWAP Trading Day. In the event that a Subscriber adjusts the length of the Third Reference Period and the Third Reference Period Commencement Date in accordance with Section 13(c)(ii), references to Third Reference Period shall mean the period as so adjusted.

“Total Commitment Amount” means the sum of (i) the number of PIPE Non-Redemption Shares multiplied by the Trust Value Per Share and (ii) the aggregate Subscription Amount of all Subscribers.

“Trust Value Per Share” means the amount of USD that is paid per share to holders of Class A Common Stock of the Issuer who redeemed such shares pursuant to the Transaction, rounded to the nearest one-hundredth of a cent.

“Trust Basis Adjustment” shall be (A minus the Per Share Subscription Price) multiplied by B divided by (B + C), where “A” represents the Trust Value Per Share, “B” represents the number of PIPE Non-Redemption Shares and “C” represents the number of Subscription Shares, rounded to the nearest one-hundredth of a cent.

“Trading Day” shall mean any day on which trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed.

“Upfront Amount” means USD 7,000,000.00.

“Valid Third Party Entity” shall mean in respect of any transaction, any third party (or its affiliate, agent or representative) that has a bona fide intent to enter into or consummate such transaction (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party (or its affiliate, agent or representative) on the Class A Common Stock and/or options relating to the Class A Common Stock).

“VWAP Market Disruption Event” shall mean, with respect to any date, (A) the failure by the Relevant Stock Exchange to open for trading during its regular trading session on such date; or (B) the occurrence or existence of a Regulatory Disruption which the Calculation Agent determines is material.

“VWAP Trading Day” means a Scheduled Trading Day on which (A) there is no VWAP Market Disruption Event or Regulatory Disruption; and (B) trading in the Class A Common Stock of Issuer generally occurs on the Relevant Stock Exchange; provided that, if a VWAP Market Disruption Event or Regulatory Disruption occurs, the Calculation Agent shall determine if such VWAP Trading Day is (i) a disrupted day in full, in which case such day shall not be a VWAP Trading Day, or (ii) a disrupted day in part, in which case the Calculation Agent shall determine the Daily VWAP for such VWAP Trading Day based on the volume-weighted average price of trades in the Class A Common Stock on such VWAP Trading Day effected before the applicable Regulatory Disruption based on the <VAP> screen on Bloomberg or similar, as determined by the Calculation Agent. If the Class A Common Stock is not so listed or traded on a Relevant Stock Exchange, then “VWAP Trading Day” means a Business Day.

17. Miscellaneous.

(a) Upon the execution date of this PIPE Agreement, and, thereafter, at the earlier of the Transaction Closing or the Termination, the Issuer and TargetCo, as applicable and on a joint and several basis, shall reimburse each Subscriber for all of such Subscriber’s reasonable and documented legal expenses (including the reasonable and documented fees and expenses of such Subscriber’s external legal counsel) incurred in connection with the Transaction through such date (which may include external legal counsel’s good faith estimate of fees between the date of invoice and such date).

(b) Following the execution of this PIPE Agreement, none of the Issuer, TargetCo or their respective affiliates, advisors or agents shall, directly or indirectly, negotiate or enter into an Excluded Financing, other than the Extension Non-Redemption Agreements and the Backstop Agreements.

(c) Neither this PIPE Agreement nor any rights that may accrue to the Subscribers hereunder (other than, for the avoidance of doubt, the Subscription Shares and Underlying Shares acquired hereunder, if any) may be transferred or assigned; provided that any Subscriber may transfer and assign its rights and obligations under this PIPE Agreement to one or more of its affiliates and other investment funds, co-investors or accounts managed or advised by the investment manager who acts on behalf of such Subscriber or an affiliate thereof, including the rights pursuant to Section 7 hereunder.

(d) Each Subscriber acknowledges that the Issuer may file a copy of this PIPE Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of the Issuer.

(e) Each Subscriber acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties of such Subscriber contained in this PIPE Agreement. Prior to the Closing, each Subscriber agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties of such Subscriber set forth herein are no longer accurate. Each Subscriber acknowledges and agrees that each purchase by such Subscriber of Subscription Shares from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by such Subscriber as of the time of such purchase.

(f) The Issuer acknowledges that each Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of the Issuer contained in this PIPE Agreement. Prior to the Closing, the Issuer agrees to promptly notify each Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties of the Issuer set forth herein are no longer accurate. The Issuer acknowledges and agrees that each sale by the Issuer of Subscription Shares to the Subscriber will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by the Issuer as of the time of such sale.

(g) The Issuer and each Subscriber are each entitled to rely upon this PIPE Agreement and each is authorized to produce this PIPE Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(h) All of the representations and warranties contained in this PIPE Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this PIPE Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(i) This PIPE Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(j) This PIPE Agreement (including the schedules, annexes and exhibits hereto) constitutes the entire agreement, and supersedes all other prior term sheets, agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This PIPE Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(k) Except as otherwise provided herein, this PIPE Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(l) If any provision of this PIPE Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this PIPE Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) This PIPE Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n) The Issuer acknowledges that in the event of a breach of this PIPE Agreement by the Issuer, the TargetCo or their advisors, substantial injury could result to the Subscribers and monetary damages may not be a sufficient remedy for such breach. Therefore, in the event that the Issuer or the TargetCo engage in, or threaten to engage in any act which violates any provision of this PIPE Agreement, the Subscribers shall be entitled, in addition to all other remedies which may be available to it under law or in equity, to injunctive relief (including, without limitation, temporary restraining orders, or preliminary or permanent injunctions) and specific enforcement of the terms of this PIPE Agreement. The Subscribers shall not be required to post a bond or other security in connection with the granting of any such relief.

(o) Section headings and titles contained herein are intended for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this PIPE Agreement.

(p) THE PARTIES HERETO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS PIPE AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS PIPE AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR DOCUMENTS REFERRED TO HEREIN OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS PIPE AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 17(p) OF THIS PIPE AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS PIPE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(q) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS PIPE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PIPE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS PIPE AGREEMENT (WHETHER BASED ON CONTRACT, TORT, STATUTE OR ANY OTHER THEORY). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS PIPE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 17(q).

18. Parties’ Acknowledgements. The parties agree that (i) the Issuer’s obligations to register the Registrable PIPE Shares by the Effectiveness Deadline and maintain the effectiveness of a Registration Statement covering the Registrable PIPE Shares during the Registration Period, as contemplated by Section 7 and (ii) the Issuer’s continued solvency and its listing on any of The New York Stock Exchange or the Nasdaq (or any of their respective successors) are each an integral part of this PIPE Agreement and, in view of the uncertainty, impracticability and extreme difficulty (if not impossibility) of estimating damages that may result from the Issuer’s breach of such registration obligations or from a Delisting or Insolvency Filing, including because of the parties’ inability to predict future share prices, interest and stock borrow rates, future trading volumes and other relevant market-based factors, the parties mutually agree that the terms of the Adjusted Settlement Price and the Delisted/Insolvent Price represent, and are intended by the parties to be, a reasonable estimate of each Subscriber’s anticipated damages as a result of such the Issuer’s breach, and not penalties. The Adjusted Settlement Price and the Delisted/Insolvent Price shall be deemed to be the liquidated damages sustained by each Subscriber, and the Issuer agrees that the terms of the Adjusted Settlement Price and the Delisted/Insolvent Price are reasonable under the circumstances currently existing. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE ISSUER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE ADJUSTED SETTLEMENT PRICE AND/OR THE DELISTED/INSOLVENT PRICE OR ANY RETAINED AMOUNTS OR PAYMENTS TO THE SUBSCRIBERS REQUIRED BY SECTION 13 IN CONNECTION WITH A BREACH OF THE ISSUER’S OBLIGATIONS UNDER SECTION 7 OR A DELISTING OR INSOLVENCY EVENT OR A RULE 560 TERMINATION EVENT. The Issuer expressly agrees that (i) the terms of the Adjusted

Settlement Price and Delisted/Insolvent Price are reasonable and are the product of an arm’s length negotiated transaction between sophisticated business people, ably represented by counsel, (ii) the Adjusted Settlement Price and Delisted/Insolvent Price shall be accounted for in the payments contemplated by this PIPE Agreement notwithstanding the then prevailing market rates for registered Class A Common Stock or any other securities at the time payment is made, (iii) there has been a course of conduct between the Subscribers and the Issuer giving specific consideration in this PIPE Agreement for such agreement to include the Adjusted Settlement Price and Delisted/Insolvent Price, and (iv) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer expressly acknowledges that its agreement to include the Adjusted Settlement Price and Delisted/Insolvent Price for the benefit of the Subscribers as herein described is a material inducement to the Subscribers to purchase the PIPE Shares hereunder. Each Subscriber acknowledges that the amount of damages upon the Issuer’s breach shall be calculated based on the Forward Price, Adjusted Settlement Price and/or other Delisted/Insolvent Price, as applicable, as well as the Reduced Option Premium, the First Option Premium and the Second Option Premium and any amounts due under Section 7 and Section 17(a), each as applicable, and no other damages.

19. Press Releases. All press releases or other public communications relating to the transactions contemplated hereby between the Issuer and the Subscribers, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) the Issuer, and (ii) to the extent such press release or public communication references any Subscriber or its affiliates or investment advisers by name, such Subscriber, which approval shall not be unreasonably withheld or conditioned; provided that neither the Issuer nor the Subscribers shall be required to obtain consent pursuant to this Section 19 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 19. The restriction in this Section 19 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

20. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email, addressed as follows:

If to the Subscribers, to:

Shaolin Capital Management

230 NW 24th Street, Suite 603, Miami, FL 33127

Attn: Rahul Singhal, Anthony Giraulo

E-mail: rahul.singhal@shaolincapital.com; pipes@shaolincapital.com;

shaolinoperations@shaolincapital.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Email: ndorsey@cravath.com; dhaaren@cravath.com

Attention: Nicholas A. Dorsey; C. Daniel Haaren

If to the Issuer, to:

GSR II Meteora Acquisition Corp.

840 Park East Drive

Boca Raton, Florida 33432,

Attention: Co-Chief Executive Officers

Email: gus@gsrmet.com; lew@gsrmet.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071-1560

Attention: Steven Stokdyk; Brian Duff

Email: Steven.Stokdyk@lw.com; Brian.Duff@lw.com

If to TargetCo, to:

2870 Peachtree Rd #327

Atlanta, Georgia, 30305

Email: brandon@bitcoindepot.com

Attention: Brandon Mintz, President & CEO

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Thomas Laughlin, P.C.; Douglas E. Bacon, P.C.; Matthew R. Pacey, P.C.; Atma Kabad; Billy Vranish

Email: thomas.laughlin@kirkland.com; doug.bacon@kirkland.com;

matt.pacey@kirkland.com; atma.kabad@kirkland.com; billy.vranish@kirkland.com or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

For the convenience of all parties, notice from any Subscriber may be given by the investment manager (as identified in Schedule B) of the Subscribers, acting on such Subscriber’s behalf (either individually or collectively) in its capacity as investment manager and/or investment advisor.

21. Several Obligations. The respective obligations of the Subscribers hereunder are several and not joint nor several and joint, and no Subscriber shall be responsible for the failure of another Subscriber to perform its obligations under this PIPE Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Subscriber has executed or caused this PIPE Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:		State/Country of Formation or Domicile:
Shaolin Capital Partners Master Fund Ltd		Cayman Islands

By: Shaolin Capital Management LLC, its Investment Manager

By:	/s/ Carl Winter	Date: June 23, 2023
Name:	Carl Winter
Title:	Director of Operations

[Signature Page to PIPE Agreement]

IN WITNESS WHEREOF, each Subscriber has executed or caused this PIPE Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:		State/Country of Formation or Domicile:
MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC		Cayman Islands

By: Shaolin Capital Management, its Advisor

By:	/s/ Carl Winter	Date: June 23, 2023
Name:	Carl Winter
Title:	Director of Operations

[Signature Page to PIPE Agreement]

IN WITNESS WHEREOF, each Subscriber has executed or caused this PIPE Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:		State/Country of Formation or Domicile:
DS Liquid DIV RVA SCM LLC		Delaware, USA

By: FRM Investment Management (USA) LLC, its Manager

By:	/s/ Lisa Munoz	Date: June 23, 2023
Name:	Lisa Munoz
Title:	Assistant Secretary

[Signature Page to PIPE Agreement]

IN WITNESS WHEREOF, each Subscriber has executed or caused this PIPE Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:		State/Country of Formation or Domicile:
Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC		Delaware, USA

By: Shaolin Capital Management LLC, its Advisor

By:	/s/ Carl Winter	Date: June 23, 2023
Name:	Carl Winter
Title:	Director of Operations

[Signature Page to PIPE Agreement]

IN WITNESS WHEREOF, the Issuer and TargetCo have accepted this PIPE Agreement as of the date set forth below.

GSR II Meteora Acquisition Corp., as Issuer

By:	/s/ Lewis Silberman
Name: Lewis Silberman
Title: Co-Chief Executive Officer

LUX VENDING, LLC, as TargetCo

By:	/s/ Brandon Mintz
Name: Brandon Mintz
Title: Chief Executive Officer

Date: June 23, 2023

[Signature Page to PIPE Agreement]

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

[See attached.]

[Exhibit A to PIPE Agreement]

CERTIFICATE OF DESIGNATION

OF

RIGHTS AND PREFERENCES

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

BITCOIN DEPOT INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Bitcoin Depot Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (hereinafter being referred to as the “Board of Directors”) as required by Section 151 of the DGCL on [●], 2023:

WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended, restated supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) authorizes the issuance of up to 50,000,000 shares of Preferred Stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”), and expressly authorizes the Board of Directors, subject to limitations prescribed by law, to provide, by resolution or resolutions for series of Preferred Stock out of unissued shares of Preferred Stock that have not been designated to a series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional, or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions of such shares; and

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the voting powers (if any), designations, powers, preferences, and relative, participating, optional, or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions of such shares.

NOW, THEREFORE, BE IT RESOLVED that the Board of Directors does hereby provide authority for the Corporation to issue the Series A Convertible Preferred Stock (the “Series A Preferred”) and does hereby in this Certificate of Designation of Rights and Preferences of Series A Preferred Stock (this “Certificate of Designation”) establish and fix and herein state and express the designations, powers, preferences, and relative, participating, optional, or other special rights, and any qualifications, limitations or restrictions, of such shares of Series A Preferred as follows:

Section 1    Designation and Amount. There shall be a total of [●] shares of Preferred Stock, par value $0.0001 per share, designated as Series A Preferred.

Section 2    Ranking. The Series A Preferred shall rank, with respect to rights as to dividends, distributions, redemptions and payments upon liquidation, dissolution and winding up of the Corporation (a) senior to all of the Common Stock and any other class or series of capital stock of the Corporation now or hereafter issued or authorized, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Corporation (such stock being referred to hereinafter collectively as “Junior Securities”), (b) on a parity basis with each other class or series of capital stock now or hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Corporation (such stock being referred to hereinafter collectively as “Pari Passu Securities”), and (c) on a junior basis with each other class or series of capital stock now or hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a senior basis to the Series A Preferred as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Corporation (such stock being referred to hereinafter collectively as “Senior Securities”).

Section 3    Dividends.

(a)    The holders of Series A Preferred shall be entitled to receive a dividend in respect of each such share of Series A Preferred, only if and when declared by the Corporation’s Board of Directors or any authorized committee thereof.

(b)    Notwithstanding Section 3(a) above, the Series A Preferred shall, subject to Section 8(e), participate fully with respect to all distributions and dividends made to the holders of the Class A Common Stock and each holder of Series A Preferred shall receive the same dividend or distribution as if such shares of Series A Preferred were converted to shares of Class A Common Stock in accordance with Section 8 immediately prior to the applicable record date for such Class A Common Stock dividend or distribution, and the record date for the shares of Series A Preferred for any such dividend or distribution shall be the same as the applicable record date for the Class A Common Stock.

Section 4    Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, prior and in preference to any distribution or payment of any assets of the Corporation to the holders of any and all Junior Securities by reason of their ownership thereof, the par value $0.0001 per share plus accrued but unpaid dividends for each share of Series A Preferred held by such person. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 4, then the entire assets available to be distributed to the holders of Series A Preferred and Junior Securities shall be distributed ratably to all holders of shares of Series A Preferred (based on the respective amounts to which the holders would otherwise be entitled pursuant to the first sentence of this Section 4) prior to any distributions to holders of Junior Securities. Not less

2

than five days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Series A Preferred and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 5    Voting Rights. Except as provided in Section 10 or as otherwise required by the DGCL, the Series A Preferred shall have no other voting rights.

Section 6    No Share Certificates. Notwithstanding anything to the contrary contained herein, no shares of Series A Preferred shall be issued in physical, certificated form. All shares of Series A Preferred shall be evidenced by book-entry on the record books maintained by the Corporation or the Transfer Agent as further described in Section 8(c)(iii).

Section 7    Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 8    Conversion. At any time after the date of issuance of each share of the Series A Preferred (the “Initial Issuance Date”), each share of Series A Preferred shall be convertible into validly issued, fully paid and non-assessable shares of Class A Common Stock (the “Conversion Shares”), on the terms and conditions set forth in this Section 8. Notwithstanding anything to the contrary herein or otherwise, and for the avoidance of doubt, any shares of Series A Preferred that have been converted pursuant to the terms of this Certificate of Designation shall not be deemed to be outstanding for the purpose of voting or determining the number of votes entitled to vote on any matter submitted to holders of the Series A Preferred from and after the time of their conversion.

(a)    Holder’s Conversion Right. At any time or times on or after the Initial Issuance Date, each holder of any share of Series A Preferred shall be entitled to convert any portion of the outstanding Series A Preferred held by such holder into validly issued, fully paid and non-assessable Conversion Shares in accordance with Section 8(c) at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Class A Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Class A Common Stock, the Corporation shall round such fraction of a share of Class A Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Corporation’s transfer agent (the “Transfer Agent”)) that may be payable with respect to the issuance and delivery of Class A Common Stock upon conversion of any share of Series A Preferred.

3

(b)    Conversion Rate. The number of Conversion Shares issuable upon conversion of any share of Series A Preferred pursuant to Section 8(a) shall be determined by dividing (x) (1) the Stated Value plus (2) all declared and unpaid dividends on such share of Series A Preferred as of such date of determination (the “Conversion Amount”) by (y) the Conversion Price (the “Conversion Rate”). The “Conversion Price” applicable to the Series A Preferred shall initially be equal to $10.00. Such initial Conversion Price, and the rate at which the shares of Series A Preferred may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided in Section 8(e).

(c)    Mechanics of Conversion. The conversion of each share of Series A Preferred shall be conducted in the following manner:

(i)    Conversion. To convert a share of Series A Preferred into Conversion Shares on any date (a “Conversion Date”), a holder shall deliver for receipt on or prior to 5:00 p.m., Eastern Time, on such date (X) to the Corporation, using the notice procedures set forth in Section 11, a copy (whether via electronic mail or otherwise) of an executed notice of conversion of the share(s) of Series A Preferred subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) and (Y) (i) to the Transfer Agent via mail or hand delivery, a fully and validly executed original stock power form duly endorsed by the holder and bearing a usual and customary medallion signature guarantee in a form acceptable to the Transfer Agent with respect to the Conversion Shares (the “Stock Power” and, together with the Conversion Notice, the “Conversion Documentation”) and (ii) to the Corporation, a copy (whether via electronic mail or otherwise) of the Stock Power and tracking information and/or evidence of delivery of the package containing the Stock Power. On or prior to 9:00 a.m., Eastern Time, on the first business day following the date of receipt of the Conversion Documentation, the Corporation shall transmit by electronic mail (A) to the Transfer Agent an instruction to the Transfer Agent, in the form attached hereto as Exhibit II, to process such Conversion Notice in accordance with the terms herein, including clauses (1) or (2) of this Section 8(c)(i), as applicable, and (B) to such holder, an acknowledgment of confirmation of receipt of such Conversion Notice, in the form attached hereto as Exhibit III. On or before the second business day following each date on which the Corporation has received the Conversion Documentation (or such earlier date as required pursuant to the Exchange Act, or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable date of the Conversion Notice of such Conversion Shares issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Corporation shall (1) if the Transfer Agent is participating in the Fast Automated Securities Transfer Program (“FAST”) and the Conversion Shares are available for resale under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise DTC-eligible, credit such aggregate number of Conversion Shares to which such holder shall be entitled pursuant to such conversion to such holder’s (or its designee’s) balance account with DTC through its Deposit/Withdrawal at Custodian system which will include causing the Corporation’s counsel to issue a legal opinion requesting that the restrictive legend concerning transfer restrictions of the Conversion Shares be removed and that the

4

Conversion Shares be transferred to the holder’s broker (nominee) account in DTC, or (2) if the Transfer Agent is not participating in FAST or the Conversion Shares are not available for resale under the Securities Act and not otherwise DTC-eligible, register such Conversion Shares on the Corporation’s share register and deliver evidence of the same to the holder (or its designee) (each of clauses (1) and (2), the “Conversion Procedures”). The person or persons entitled to receive the Conversion Shares issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date. For the avoidance of doubt and notwithstanding anything to the contrary in this Certificate of Designation, the Holder’s delivery of the Conversion Documentation pursuant to clause (X) and (Y) above after 5:00 p.m., Eastern Time, shall cause the Conversion Date to be considered as the following business day.

(ii)    Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, to satisfy the applicable Conversion Procedures on or prior to the applicable Share Delivery Deadline (a “Conversion Failure”), then, in addition to all other remedies available to such holder, (X) the Corporation shall pay in cash to such holder on each day after the Share Delivery Deadline that the issuance of such Conversion Shares is not timely effected an amount equal to 1% of the product of (A) the sum of the number of Conversion Shares not issued to such holder (or its designee) on or prior to the Share Delivery Deadline and to which such holder is entitled, multiplied by (B) any trading price of the Class A Common Stock selected by such holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such holder, upon written notice to the Corporation, may void its Conversion Notice with respect to all, or any portion, of such Preferred Shares that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 8(c)(ii) or otherwise. In addition to the foregoing, if there is a Conversion Failure and if on or after the applicable Share Delivery Deadline such holder acquires (in an open market transaction, stock loan or otherwise) shares of Class A Common Stock corresponding to all or any portion of the number of Conversion Shares issuable upon such conversion that such holder is entitled to receive from the Corporation but has not received from the Corporation in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to such holder, the Corporation shall, within two business days after receipt of such holder’s request and in such holder’s discretion, either: (I) pay cash to such holder in an amount equal to such holder’s total purchase price (including brokerage commissions, stock loan costs and other reasonable, actual, documented out-of-pocket expenses, if any) for the shares of Class A Common Stock so acquired (including, without limitation, by any other person in respect, or on behalf, of such holder) (the “Buy-In Cost”), at which point the Corporation’s obligation to (A) so register such Conversion Shares on the Corporation’s share register and deliver evidence of the same to the holder (or its designee) or credit to the balance account of such holder (or its designee) with DTC for the number of Conversion Shares to which such holder is entitled upon such

5

holder’s conversion hereunder (as the case may be) and (B) to issue such Conversion Shares solely pursuant to the Conversion Notice with which the Conversion Failure is in connection shall terminate, or (II) promptly honor its obligation to so register such Conversion Shares on the Corporation’s share register and deliver evidence of the same to the holder (or its designee) or credit to the balance account of such holder (or its designee) with DTC for the number of Conversion Shares to which such holder is entitled upon such holder’s conversion hereunder (as the case may be) and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Cost over the product of (x) such number of shares of Class A Common Stock multiplied by (y) the lowest Closing Sale Price of the Class A Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Top-Up Amount”). Nothing herein shall limit the holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely satisfy the applicable Conversion Procedures upon the conversion of the Preferred Shares as required pursuant to the terms hereof.

(iii)    Registration; Book-Entry. The Corporation (or the Transfer Agent, as custodian for the Preferred Shares) shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each share of Series A Preferred and the Conversion Amount and the Conversion Price of the Series A Preferred (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each holder of the Series A Preferred shall treat each person whose name is recorded in the Register as the owner of a share of Series A Preferred for all purposes (including, without limitation, the right to receive payments and dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such holder thereof (a “Transfer”), the Corporation shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares to the designated assignee or transferee pursuant to Section 6; provided that if the Corporation does not so record a Transfer of such Registered Preferred Shares within one Trading Day of such a request, then the Register shall be automatically deemed updated to reflect such Transfer. If the Corporation does not update the Register to record any adjustment to the Conversion Amount or Conversion Price within one Trading Day of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, the records of such holder establishing the number of shares of Series A Preferred to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. In the event of a Transfer from any Initial Holder to a Person that is not an Affiliate of such Initial Holder, the transferee shall not be entitled to the terms and provisions set forth in Sections 8(c)(ii) and 8(e) of this Certificate of Designation.

6

(d)    Reservation of Shares. The Corporation shall at all times when any Series A Preferred shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding Series A Preferred, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

(e)    Adjustments to Conversion Price.

(i)    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Initial Issuance Date effect a subdivision of the outstanding Class A Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Class A Common Stock outstanding. If the Corporation shall at any time or from time to time after the Initial Issuance Date combine the outstanding shares of Class A Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Class A Common Stock outstanding. Any adjustment under this Section 8(e)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Initial Issuance Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable on the Class A Common Stock in additional shares of Class A Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1)    the numerator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, as applicable, and

7

(2)    the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, as applicable, plus the number of shares of Class A Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 8(e)(ii) as of the time of actual payment of such dividends or distributions.

(iii)    Adjustments for Other Dividends and Distributions. Notwithstanding anything to the contrary stated herein, in the event the Corporation at any time or from time to time after the Initial Issuance Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a cash dividend or distribution payable in securities of the Corporation (other than a distribution of shares of Class A Common Stock in respect of outstanding shares of Class A Common Stock) or in other property, then and in each such event (x) the Corporation shall provide prompt notice to the holders of Series A Preferred and (y)(i) provision shall be made so that the holders of the Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Class A Common Stock receivable thereupon, the kind and amount of securities of the Corporation or other property which they would have been entitled to receive had the Series A Preferred been converted into Class A Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 8(e) with respect to the rights of the holders of the Series A Preferred or (ii) at the election of each holder of Series A Preferred, the Corporation shall deliver, simultaneously with the distribution to the holders of Class A Common Stock, a cash dividend or distribution of such securities or other property in an amount equal to the amount of such securities or other property such holder of Series A Preferred would have received if all of such holder’s outstanding Series A Preferred had been converted into Class A Common Stock on the date of such event.

(iv)    Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Class A Common Stock (but not the Series A Preferred) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 9(e)(i), (ii) or (iii)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred shall thereafter be convertible in lieu of the Class A Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock of the Corporation issuable upon immediate

8

conversion of one share of Series A Preferred immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 8 with respect to the rights and interests thereafter of the holders of the Series A Preferred, to the end that the provisions set forth in this Section 8 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred.

Section 9    Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Closing Sale Price” means for such security prior to 4:00 p.m., Eastern Time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P., or if the foregoing do not apply, the last trade price of such security in the principal trading market for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the Nasdaq Capital Market (or, if the Class A Common Stock is not then listed on the Nasdaq Capital Market, the principal other U.S. national or regional securities exchange on which the Class A Common Stock is then listed). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

“Common Stock” means, collectively, the Corporation’s Class A, Class B, Class M, Class O, Class V and Class E common stock, in each case, par value $0.0001 per share, and any capital stock of any class of common stock of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Initial Holders” mean the holders of Series A Preferred issued by the Corporation on [●], 2023.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, and including any successor, by merger or otherwise, of any of the foregoing.

“Stated Value” means, at any date of determination, and with respect to each outstanding share of the Series A Preferred, $10.00 (adjusted as appropriate in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the Series A Preferred).

9

“Trading Day” shall mean any day on which trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed.

Section 10    Amendment and Waiver. No amendment, modification, alteration, repeal or waiver of any provision of this Certificate of Designation (whether by merger, consolidation, or otherwise) shall be binding or effective without the prior written consent of the Board of Directors and each holder of Series A Preferred outstanding at the time such action is taken.

Section 11    Notices. Except as otherwise expressly provided hereunder (including, for the avoidance of doubt, any notices under Section 8), all notices referred to herein shall be in writing or by email and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service (including for hand delivery), charges prepaid, or by email and shall be deemed to have been given (and received) on the business day it is so mailed or sent, if sent before or at 5:00 p.m. Eastern Time, and on the business day after it is so mailed or sent, if sent after 5:00 p.m. Eastern Time, in either case, (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder). For the avoidance of doubt, in the case of Conversion Documentation delivered to the Corporation by a holder pursuant to Section 8, if the Conversion Documentation is sent at 5:00 p.m. Eastern Time on a business day it shall be deemed to have been received on such date.

Notices to the Corporation shall be sent to the below address, which may be updated from time to time by the Corporation:

Bitcoin Depot Inc. 2870 Peachtree Rd #327
Atlanta, Georgia, 30305
Email:	brandon@bitcoindepot.com;
glen.leibowitz@bitcoindepot.com
Attention:	Brandon Mintz, President and Chief Executive Officer;
Glen Leibowitz, Chief Financial Officer

10

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by a duly authorized officer this                  day of                 , 2023.

BITCOIN DEPOT INC.

By:
Name:
Title:

[Signature Page to Certificate of Designation – Series A Preferred]

EXHIBIT I

BITCOIN DEPOT INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock of Bitcoin Depot Inc. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), of Bitcoin Depot Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Aggregate number of Series A Preferred to be converted:

Aggregate Stated Value of such Series A Preferred to be converted:

Aggregate accrued and unpaid dividends with respect to such Series A Preferred and such aggregate dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which
the applicable Series A Preferred are being
converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery of evidence of book-entry on Corporation’s share register:

Name:

Address:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows: DTC Participant:

Ex. I-1

DTC Number:

Account Number:

Date:

Name of Registered Holder

By:
Name:
Title:
Tax ID:
Facsimile:
E-mail Address:

Ex. I-2

EXHIBIT II

INSTRUCTION TO TRANSFER AGENT

[See attached]

Ex. II-1

EXHIBIT III

ACKNOWLEDGMENT

The Corporation hereby acknowledges the Conversion Notice attached hereto and has directed                                  to issue the indicated number of shares of Common Stock on such notice in accordance with the instructions dated                     , 20     from the Corporation.

BITCOIN DEPOT INC.

By:
Name:
Title:

Ex. III-1

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBERS

Shaolin Capital Partners Master Fund Ltd

[***]

This page should be completed by each Subscriber

and constitutes a part of this PIPE Agreement.

[Schedule A to PIPE Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBERS

MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC

[***]

This page should be completed by each Subscriber

and constitutes a part of this PIPE Agreement.

[Schedule A to PIPE Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBERS

DS Liquid DIV RVA SCM LLC

[***]

This page should be completed by each Subscriber

and constitutes a part of this PIPE Agreement.

[Schedule A to PIPE Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBERS

Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC

[***]

This page should be completed by each Subscriber

and constitutes a part of this PIPE Agreement.

[Schedule A to PIPE Agreement]

SCHEDULE B

Subscriber	PIPE Non- Redemption Shares	Subscription Shares	PIPE Shares	Preferred Shares	Upfront Amount	First Option Premium	Second Option Premium	Reduced Option Premium	Amount Distributed Pursuant to Section 2(b)(i)
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Total	700,000	4,300,000	0	4,300,000	$7,000,000.00	$250,000.00	$350,000.00	$500,000.00	100.00%

Investment manager for the Subscribers (as described in Section 20 of the PIPE Agreement): Shaolin Capital Management

[Schedule B to PIPE Agreement]

SCHEDULE C

Reference Period	[***]	[***]	[***]	[***]	Total
First	[***]	[***]	[***]	[***]	833,333
Second	[***]	[***]	[***]	[***]	833,333
Third	[***]	[***]	[***]	[***]	833,333
Fourth	[***]	[***]	[***]	[***]	833,333
Fifth	[***]	[***]	[***]	[***]	833,334
Sixth	[***]	[***]	[***]	[***]	833,334
Total	[***]	[***]	[***]	[***]	5,000,000

Note: In the instance of the first Reference Period Non-Selection Event, the applicable Non-Selected Reference Period in the left most column of the above table shall be replaced to read “Seventh”. In the instance of the second Reference Period Non-Selection Event, the applicable Non-Selected Reference Period in the left most column of the above table shall be replaced to read “Eighth”.

Further Note: This note and the above note are not intended to, and will not, supersede the text of the PIPE Agreement, with particular reference (but without limitation) to Section 13 thereof.

[Schedule C to PIPE Agreement]

ANNEX A

Subscriber wire instructions:

Shaolin Capital Partners Master Fund Ltd

[***]

MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC

[***]

DS Liquid DIV RVA SCM LLC

[***]

Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC

[***]

[Annex A to PIPE Agreement]